Registration No. 333-197478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AMERICAN RENAISSANCE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

California	6799	47-1318508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3699 Wilshire Blvd., Suite 530
Los Angeles, California 90010
Telephone: (310) 895-1839

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank Ikechukwu Igwealor
President and Chief Executive Officer
American Renaissance Capital, Inc.
3699 Wilshire Blvd., Suite 530
Los Angeles, California 90010
Telephone: (310) 895-1839

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam Tracy The Tracy Firm, Ltd. 800 W. Fifth Ave., Suite 201A Naperville, Illinois 60563 Telephone: (888) 611-7716 Facsimile: (630) 689-9471	Azuka L. Uzoh, Esq. The Law Office of Azuka L. Uzoh 1930 Wilshire Blvd., Suite 1216 Los Angeles, California 90057 Telephone: (213) 483-4020 Facsimile: (213) 483-4037

________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]

Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [x]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee (1)
Common Stock, no par value	10,000,000 shares	$0.20	$2,000,000	$257.60
Shares of Common Stock held by Certain Selling Stockholders (3)	15,000,000 shares	$0.20	$3,000,000	$386.40
Total	25,000,000 shares		$5,000,000	$644.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.
(2)	We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.
(3)	15,000,000 shares are being offered by the Selling Stockholders and bear no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, November 7, 2014

AMERICAN RENAISSANCE CAPITAL, INC.

25,000,000 SHARES OF COMMON STOCK BEING SOLD BY AMERICAN RENAISSANCE CAPITAL, INC AND THE SELLING SECURITY HOLDERS

25,000,000 Common Stock

American Renaissance Capital, Inc. (“the Company”) is offering 10,000,000 shares of its common stock, with no par value, with an aggregate public offering price of approximately $2,000,000. The selling stockholders identified in this prospectus are offering 15,000,000 shares of our common stock with an aggregate public offering price of approximately $3,000,000. We will not receive any proceeds from the sale of any shares by the selling stockholders. This is our initial public offering and no public market currently exists for our shares. The offering price for the shares will be $0.20 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. We anticipate that the initial public offering price will be about $0.20 per share. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the Selling Security Holders. The shares being sold by the Selling Security Holders were issued to them in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act. Our common stock is more fully described in “Description of Securities.”

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, including, without limitation, the safe harbor provisions of Rule 144. The selling stockholders and any other person participating in such distribution will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person.

The offering will conclude on the earlier of when all 25,000,000 shares of common stock registered in this statement by the Company and the Selling Security Holders have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  We may, at our discretion, extend the offering for an additional 180 days.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Frank Igwealor, will attempt to sell the 10,000,000 shares that the company is offering. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contact.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 16 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock in this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Relating to this Offering and Our Common Stock.”

Prior to this offering, there has been no public trading market for the common stock.  Our common stock is presently not traded on any market or securities exchange. There is not currently, and there has never been, any public market for our common stock. Our common stock is not currently eligible for trading on any national securities exchange, NASDAQ or any over-the-counter markets, including the OTC Bulletin Board or an OTC Market Group quotation system such as the OTCQB, and we cannot assure you that our common stock will become eligible for trading. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, for our common shares to be eligible for trading on the Over-The-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. We may arrange in the future for a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board and/or an OTC Market Group quotation system such as the OTCQB. We do not expect any secondary market in our common stock to develop for the foreseeable future. As a result, you should not expect to be able to resell your common stock regardless of how we perform and, if you are able to sell your common stock, you are likely to receive less than your purchase price.  While we in the future seek quotation of our shares on the OTC Bulletin Board and/or the OTCQB, there can be no assurance that we will be successful in listing our shares on the OTC Bulletin Board and/or the OTCQB.  There can be no assurance that our common shares will ever be listed or quoted on a stock exchange or a quotation service or that any market for our stock will develop. As a result of these factors, an investment in our common stock is not suitable for investors who require short or medium term liquidity.

Any funds received as a part of this offering will be immediately deposited into our company’s bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.20	$0.00	$0.00
Maximum	25,000,000	$0.20	$3,000,000	$2,000,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is ________________, 2014.

PROSPECTUS SUMMARY	7
RISK FACTORS	17
FORWARD LOOKING STATEMENTS	44
USE OF PROCEEDS	45
DETERMINATION OF OFFERING PRICE	46
DILUTION	46
SELLING SECURITY HOLDERS	49
PLAN OF DISTRIBUTION	52
DIVIDEND POLICY	62
MARKET FOR SECURITIES	62
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	65
OUR BUSINESS	79
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	83
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	89
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	90
DESCRIPTION OF SECURITIES	91
INTEREST OF NAMED EXPERTS	92
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	93
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	93
UNAUDITED INTERIM STATEMENTS	93
WHERE YOU CAN FIND MORE INFORMATION	93

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.” Except where the context requires otherwise, in this prospectus, the “Company,” “AmRe,” “we,” “us” and “our” refer to American Renaissance Capital, Inc., a Los Angeles Corporation.

Organization

We are a development stage company currently operating a consulting and advisory services business with plans to acquire additional small to medium size businesses in a variety of different industries. Through our structure, we plan to offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals of creating sustainable earnings growth for our shareholders and increasing shareholder value over time through investments in assets, projects and businesses build healthy communities where every-day Americans live and work.

Our Company was formed in the State of California as a for-profit limited liability company on February 15, 2012 and established a fiscal year end of December 31. On March 1, 2012, our incorporator adopted our bylaws and appointed our President and CEO. We were formed to be a community-centered company focused on owning and holding properties, assets, and investments in private and public businesses through (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments. In June 2014, the company converted to a C corporation and also changed its business name to American Renaissance Capital, Inc. with authorization to issue 1,000,000,000 shares of common stocks.

As of June 30, 2014, there are 75,376,000 shares of the company’s common stock outstanding. There are 35,142,000 shares of the company’s units outstanding as of December 31, 2013 and 2012. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

Our principal business, executive and registered statutory office is located at 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010 and our telephone number is (310) 895-1839, fax (323) 879-9409 and email contact is info@AmRecapital.com.

Business

We are a young company that was formed to own and hold properties, assets and investments. We intend to achieve this objective by (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments. We have identified three aftermarket auto parts retail businesses which we have determined to fit our investment/acquisition criteria. We are continuing to identify other small community-based businesses that fit our investment/acquisition criteria.

We have had limited operations and have limited financial resources. We have not established sufficient source of equity or debt financing for any of our targeted acquisitions. Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Identifying and evaluating various available-for-sale businesses, assets and properties for potential acquisition;
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4.	Research on marketing channels/strategies for our business model and the industry; and
5.	Research on business ideas that we may develop in the future.

No Golden Parachutes/CEO Compensation.     We have no severance arrangements with any of our officers or employees. Accordingly, the departure of an executive officer or other senior managers would not trigger any contractual obligation on our part to make any special payments to the departing employee or professional. No formal or informal compensation arrangement or agreement exists between the company and Mr. Igwealor. However, following this offering, the company and Mr. Igwealor could formalize an employment agreement that would include compensation of reasonable annual salary as well a reasonable amount of stock-based compensation.

Equity Awards to All Employees.     Because we believe that the talents and dedication of all of our employees contribute to our success, we intend to make equity awards to all of our employees on an ongoing basis following this offering. Equity awards to employees are dilutive to the book value of investors’ stake in shares of our common stock. The issuance of common stock for current or future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock. The dilutive impact on current stockholder of the issuance of authorized-but-unissued shares of the Company’s common stock is discussed in more details in the “Dilution” section of this prospectus.

Charitable Contributions.     Our officers and directors intend to contribute individually-owned shares to charitable organizations from time to time.

Why We Are Going Public

We have decided to become a public company:

•	to access new sources of permanent capital that we can use to acquire the three aftermarket auto parts retail businesses that we have determined to fit our investment/acquisition criteria which will cost $925,000 in acquisition capital.
•	to enhance our company’s brand;
•	to provide us with a publicly-traded equity currency and to enhance our flexibility in pursuing future strategic acquisitions;
•	to expand the range of financial and retention incentives that we can provide to our existing and future employees through the issuance of equity-related securities representing an interest in the value and performance of our firm as a whole; and
•	to permit the realization over time of the value of our equity held by our existing owners.

We believe that becoming a public reporting company and having our shares quoted on the Over-The-Counter Bulletin Board will facilitate our ability to raise capital to acquire a target acquisition in the future. We hope to have a market maker file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, for our common shares to be eligible for trading on the Over-The-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common shares will ever be listed or quoted on a stock exchange or a quotation service or that any market for our stock will develop.

If we successfully become a public reporting company and if our common shares are quoted on the Over-The-Counter Bulletin Board in the future, we believe that we will be able to raise capital to acquire businesses that we may target in the future. In such instance, we would attempt to enter into a binding acquisition agreement with the targeted company that conditions our obligations thereunder on our ability to raise capital to consummate the acquisition. We would attempt to obtain the exclusive right to acquire the targeted company for a period of time sufficient to allow us to raise the necessary capital.

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Business Plan

Going forward, we plan to focus our business operations on executing our business plan. We intend to acquire and operate small-to-middle market businesses, properties and assets in select industries and communities or “emerging domestic markets” for direct acquisitions or investments in equity or debt. We will seek to acquire controlling interests in businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us an attractive purchaser of their businesses. We will also seek to acquire under-managed or under-performing businesses that we believe can be improved under the guidance of our management team and the management teams of the businesses that we will acquire in the future. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

We plan to utilize our community-centered and cost-management business process model to grow our capital base and achieve a long-term growth. We intend to operate a multi-stage investment approach with emphasis on running acquired businesses more efficiently, giving employees more conducive and friendly workplace and adding value to shareholders by identifying and reducing excesses and also identifying and executing growth strategies in companies we control. The company intends buy entire or controlling stake in companies with undervalued businesses, restructure the businesses, and sell the same for profit or hold it for cash flow.

Presently, we have identified three aftermarket auto parts retail businesses that fit our investment/acquisition criteria and we intend to begin acquiring these three auto parts retail as soon as we have raised up to $200,000. We have negotiated the selling price of each of the three businesses with the sellers. The sellers have agreed to sell the businesses for $197,000, $429,000 and $299,000 respectively, for a total of $925,000. We have also conducted limited due diligence on the three aftermarket auto parts retail, including a review of each of the businesses’ financial statements and bank records. We could acquire them simultaneously or one-at-a-time basis. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses. Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses.

·	we intend to finance the acquisitions of identified three aftermarket auto parts retail businesses with the proceeds from this offering;
·	we have no additional sources or commitments to finance such acquisitions;
·	there is no guarantee that we will be able to obtain sufficient financing to acquire these businesses;
·	we have not entered into any agreements to acquire these three businesses;
·	even if we are able to raise capital through this offering, we may not be able to acquire the three auto parts businesses if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us; and
·	there is no guarantee that the sellers would still be willing to sell to us.

Because we have not entered into any agreements or contracts to acquire these three businesses and in light of the fact that we currently has no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses, there is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition. While we are trying to raise capital through this offering, the sellers may decide to sell the three businesses to other buyers or change their mind about selling the businesses.

Our operations will be conducted on four platforms comprising of Private Equity, Real Estate, Investments, and Mezzanine Finance.

Private Equity.   We intend to pursue private equity transactions across the United States including leveraged buyout acquisitions of companies and assets, funding of viable start-up businesses in established industries, transactions involving turnarounds, minority investments, and partnerships and joint-ventures in viable industries.

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Real Estate.   We intend to make investments in lodging, urban office buildings, residential properties, distribution and warehousing centers and a variety of real estate assets and operating businesses. Our planned real estate operation will have a macro approach, diversified across a variety of sectors and geographic locations.

Investments.   We intend to keep about 10% of our total assets in liquid investments portfolio. This portfolio will be actively managed by our directors and officers and will invest primarily in equity investments on a long and short basis. Our Investments platform is intended to provide us greater levels of liquidity and current income.

Mezzanine Finance. The planned Mezzanine finance operation intends to fund, or invest in operating companies that fund, the mezzanine debt of middle-market companies arranged through privately negotiated transactions. These investments would be generally structured to earn current income through interest payments and may also include return enhancements such as warrants or other equity-linked securities.

Our Strategy

Our strategy involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring a company we will attempt to grow the company both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we will seek to grow the earnings and cash flow of acquired companies and, in turn, grow distributions to our shareholders and to increase shareholder value. We believe we can increase the cash flows of our businesses by applying our intellectual capital to continually improve and grow our future businesses.

We will seek to acquire and manage small to middle market businesses, which we generally characterize as those that generate annual cash flow of up to $10 million. We believe that the merger and acquisition market for small to middle market businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We also believe that significant opportunities exist to improve the performance and augment the management teams of these businesses upon their acquisition. We will rely on the expertise of our management team to identify opportunities and acquire entire or controlling interest in companies with high growth/profitability prospects and strong cash flow characteristics but lacked the necessary financial and operational expertise and skill-sets to realize their full potentials. The targets will be dynamic businesses in their respective industries with very good EBDITA and strong operation, but just needed the right financial tune-up and composite restructuring to run better operatively and at optimal profitability. The company intends to apply its optimized cost management/control program to acquired/controlled companies, to realize leaner and more efficient operation and better profitability.

Our Management Strategy

We believe that our edge is our ability to leverage the cost control and process-improvement skills of our CEO. We will build a team talented in synchronizing optimized business processes across industries and disciplines from target identification, due diligence, through portfolio company restructuring, resulting in better resources allocation and cash-flow, higher profitability, and superior returns to shareholders and investors. In general, our officers will oversee and support the management team of our acquired businesses by, among other things:

•	recruiting and retaining talented managers to operate our future businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;
•	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;
•	assisting management of our businesses in their analysis and pursuit of prudent organic growth strategies;
•	identifying and working with management to execute on attractive external growth and acquisition opportunities;
•	identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;
•	providing the management teams of our future businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and
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•	forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

We also believe that our long-term perspective provides us with certain additional advantages, including the ability to:

•	recruit and develop talented management teams for our future businesses that are familiar with the industries in which our future businesses operate and will generally seek to manage and operate our future businesses with a long-term focus, rather than a short-term investment objective;
•	focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;
•	create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;
•	achieve exposure in certain industries in order to create opportunities for future acquisitions; and
•	develop and maintain long-term collaborative relationships with customers and suppliers.

We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our management team identify and recruit qualified employees for our businesses.

Acquisition Strategy

We intend to adopt a conservative approach to acquisitions and investment. We will consider companies that sell at close or below their book values. Our acquisition strategies involve the acquisition of businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our investment. In so doing, we expect to benefit from our management team’s ability to identify diverse acquisition opportunities in a variety of industries, perform diligence on and value such target businesses, and negotiate the ultimate acquisition of those businesses. We believe our Chief Executive Officer has relevant experience in managing small to middle market businesses. We also believe that based on his experience and qualifications, our Chief Executive Officer will be able both to access a wide network of sources of potential acquisition opportunities and to successfully navigate a variety of complex situations surrounding acquisitions, including corporate spin-offs, transitions of family-owned businesses, management buy-outs and reorganizations. In addition, we intend to pursue acquisitions of under-managed or under-performing businesses that, we believe, can be improved pursuant to our management strategy.

We believe that the merger and acquisition market for small to middle market businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices relative to larger market transactions. We intend to generate sustainable returns to our investors on investments while at the same time helping to rebuild communities across the United States. To achieve this goal we intend to implement a platform similar to a vertically integrated distressed private equity company with in-house operational turnaround expertise capable of managing and transforming the fortunes of distressed companies we intend to acquire.

 In addition to acquiring businesses, we expect to also sell businesses that we own from time to time when attractive opportunities arise. Our decision to sell a business will be based on our belief that the return on the investment to our shareholders that would be realized by means of such a sale is more favorable than the returns that may be realized through continued ownership. Our acquisition and disposition of businesses will be consistent with the guidelines to be established by our company’s board of directors from time to time.

We expect the process of acquiring new businesses to be time-consuming and complex. We anticipate that it would take 3 to 18 months to perform due diligence on, negotiate and close acquisitions. We intend to raise capital for additional acquisitions primarily through debt financing at our company level, additional equity offerings, the sale of all or a part of our businesses or by undertaking a combination of any of the above.

No assurance can be given that our business plan as stated above, if executed, will be successful, and even if it is successful, will return the investment or make a profit.

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Our Financial Condition

We currently do not have sufficient capital to independently finance our investments and acquisitions. We intend to rely on outside sources of financing for most of our acquisitions activities. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to identify and acquire great but undervalued businesses. The company has the need to go public and share the benefits of this business model with public investors because it believes that doing so would give the company access to bigger pool of capital from stock issuance, bond issuance, stock-as-currency, and other financial benefits of being a publicly traded company.

Since February 15, 2012 (inception) to June 30, 2014, we have not generated any revenues and have a net loss of $22,608. We anticipate generating revenues within the first twelve months after have secured financing for our first acquisition. We believe that we have sufficient working capital to continue our operations for the next six months without the need to seek additional financing.

Risks Related to Our Business

Our business is subject to a number of risks that you should be aware of these risks before making an investment decision. One of the specific risks associated with our business model is the risk associated with the use of leverage to enhance returns. In order to generate enhanced returns on our investments, we intend to employed significant leverage on our balance sheet. We intend to use leverage to create the most efficient capital structure for American Renaissance Capital and our shareholders. We do not anticipate approaching significant leverage levels during the first one or two years after this offering because the net proceeds we will retain from this offering are expected to be our principal source of financing for our business during that period. However, we anticipate that our debt-to-equity ratio will eventually rise to levels in the range of 3:1 to 4:1 as we attempt to increase our return on equity for the benefit of our shareholders. Under certain circumstances, and wherever we could, we intend to utilize up to 100% debt in our mergers and acquisition transactions. This strategy will expose us to the typical risks associated with the use of substantial leverage, including affecting the credit ratings that may be assigned to our debt by rating agencies when we start issuing bonds. These risks are discussed more fully in the section of this prospectus titled “Risk Factors”, which begins on page 14 of this prospectus.

Information Regarding our Capitalization

As of June 30, 2014, we had 75,376,000 shares of our common stock with no par value, issued and outstanding.

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THE OFFERING

The following is a brief summary of this offering. Please see the “ Plan of Distribution ” section for a more detailed description of the terms of the offering.

Common Stock Outstanding before this offering:	75,376,000 shares
Common Stock Offered by American Renaissance Capital, Inc.:	10,000,000 shares
Common Stock Offered by Selling Stockholders:	15,000,0000 shares
Total Offering	25,000,000 shares
Common Stock Outstanding after this offering:	85,376,000 shares
Use of Proceeds:	We intend to use about 91% of the net proceeds from this offering for the acquisition of the businesses that we have identified in the “twelve months plan of operation” section. We may also use a portion of the net proceeds to acquire other businesses, technologies or other assets. We will not receive any of the proceeds from the sale of shares by the selling stockholders. See “Use of Proceeds” for additional information.
Minimum number of shares to be sold in this Offering:	None.
Offering Period:	The offering will conclude when all 25,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.
Termination of the offering	The Offering will conclude when all 25,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.
Terms of the offering	We will sell the common stock offered in this prospectus after the Securities and Exchange Commission has declared this registration statement effective.
Trading Market:	None. In the future, we will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of the common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if our common stock is quoted or granted listing, a market for the common shares may not develop.
Risk Factors:	An investment in our Company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth. You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

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SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

We derived the balance sheet data and operating data for the years ended December 31, 2012and 2013 from our audited consolidated financial statements included elsewhere in this prospectus. The balance sheet data and operating data for the six months ended June 30, 2013 and 2014 have been derived from our unaudited financial statements included elsewhere in this prospectus. We have prepared the unaudited financial statements on the same basis as the audited consolidated financial statements and have included all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to state fairly the financial information set forth in those statements. Our historical results are not necessarily indicative of the results we expect in the future, and our interim results should not necessarily be considered indicative of results we expect for the full year or any other period.

Balance Sheet Data:	Year ended December 31,		Six Months ended June 30
	2012	2013	2014
Current assets	$97	$91	$4,290
Total assets	$97	$91	$4,290

Current liabilities	$492	$1,675	$1,346
Total liabilities	$492	$1,675	$1,346
Shareholders’ equity	$(395)	$(1,584)	$2,944

Operating Data:	From February 15, 2012 (inception) to	For the year ending	Six Months ended June 30,
	December 31,	December 31,
	2012	2013	2013	2014
Revenues	—	—	—	—
Operating expenses	$3,268	$8,027	$3,614	$11,313
Net loss	$(3,268)	$(8,027)	$(3,614)	$(11,313)
Net loss per share per common share – basic and diluted	$(0.00024)	$(0.00023)	$(0.00008)	$(0.00015)
Weighted average number of shares outstanding – basic and diluted	13,673,000	35,142,000	43,346,000	75,376,000

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Important Information – No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of Shares that must be sold in this offering.  As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds we will receive from this offering.  If we sell only a few Shares, potential investors may end up holding shares in a company that:

·	has not received enough proceeds from the offering to start/sustain private equity operations; and
·	has none, limited, volatile, and sporadic trading market for its common stock.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this prospectus starting on page 16.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1)	is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)	is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations.  Our business plan and purpose is to conduct private equity investment activities at the community level. Under our community-anchored private equity business model, we intend to own and hold properties, assets and investments that result in profit to our shareholders, but at the same time revitalize the community and reward the employees. We intend to achieve this objective by (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments.

On August 1, 2012, to cultivate the goodwill of local small businesses in Los Angeles, and gain better understanding about the challenges, opportunities, and limitations facing small businesses in the area, we started providing free business advisory to small and medium businesses across the County. As of June 30, 2014, we have not generated any revenue, but we anticipate generating revenue within the twelve months from the date we close this offering, assuming we are able to place a sufficient amount of this offering.  We have identified three Los Angeles based aftermarket auto parts retail businesses which we have determined to fit our investment/acquisition criteria which will cost $197,000, $429,000 and $299,000 respectively, for a total of $925,000 in acquisition capital. We could acquire them simultaneously or one-at-a-time basis. Upon receipt of adequate funding from this offering we intend to (i) acquire the three auto parts businesses, (ii) restructure the businesses and synchronize their operations, (iii) find more troubled businesses to buy and restructure, and (iv) use the remaining cash to grow the businesses. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses.

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Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses: (a) we intend to finance the acquisitions of identified three aftermarket auto parts retail businesses with the proceeds from this offering; (b) we have no additional sources or commitments to finance such acquisitions; (c) there is no guarantee that we will be able to obtain sufficient financing to acquire these businesses; (d) we have not entered into any agreements to acquire these three businesses; (e) even if we are able to raise capital through this offering, we may not be able to acquire the three auto parts businesses if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us; and (f) there is no guarantee that the sellers would still be willing to sell to us. Because we have not entered into any agreements or contracts to acquire these three businesses and in light of the fact that we currently has no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses, there is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition.

Lastly, at this time and immediately after this offering, we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses. Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses. Although many of these businesses are sold as soon as they are listed on mergernetwork.com, new one get listed every week, thus, identifying the good ones to buy would not be difficult.

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RISK FACTORS

RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations and will independently seek additional financing. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the private equity industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

1.	We are a new company with no history and we may not be able to manage our future businesses on a profitable basis.

We were formed on February 15, 2012. On August 1, 2012, to cultivate the goodwill of local small businesses in Los Angeles, we started providing free business advisory to small and medium businesses across the County. We have not generated any revenues. We plan to acquire operating businesses in the future. Our management team will manage the day-to-day operations and affairs of our company and oversee the management and operations of our future businesses, subject to the oversight of our board of directors. If we do not develop effective systems and procedures, including accounting and financial reporting systems, to manage our operations as a consolidated public company, we may not be able to manage the combined enterprise on a profitable basis, which could adversely affect our ability to pay distributions to our shareholders.

2.	Since we are a development stage enterprise, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We are a development stage enterprise that was incorporated in February 2012 and we have not realized revenues. We have no operating history upon which an evaluation of our future prospects can be made. From our inception on February 15, 2012 to June 30, 2014, we have incurred a net loss of $22,608. Our prospects of becoming a profitable company must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the mergers, acquisition and turnaround industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure adequate financing for our acquisitions and investments, identify attractive targets, attract managerial talents and produce effective business-turnaround models for the businesses we acquire. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

3.	We have little or no operating history and relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk of your investment.

You must consider our business and prospects in light of the risks and difficulties we will encounter as a development stage enterprise company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

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4.	Difficult market conditions can adversely affect our business in many ways, including by reducing the value or performance of the investments, reducing the ability of the portfolio companies we acquire to raise or deploy capital and reducing the volume of the transactions involving acquisitions, restructuring and turnaround, each of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

Our business will be materially affected by conditions in the global financial markets and economic conditions throughout the world that are outside our control, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions. In the event of a market downturn, each of our businesses could be affected in different ways. Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions.

Our investment activities may be affected by reduced opportunities to exit and realize value from businesses and by the fact that we may not be able to find suitable investments for our officers to effectively deploy capital, which could adversely affect our ability to raise new funds. During periods of difficult market conditions or slowdowns in a particular sector, companies in which we invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due, including expenses payable to us. In addition, during periods of adverse economic conditions, we may have difficulty accessing financial markets, which could make it more difficult or impossible for us to obtain funding for additional investments and harm our investments, assets and operating results. A general market downturn, or a specific market dislocation, may result in lower return on investment, which would adversely affect our revenues. Furthermore, such conditions would also increase the risk of default with respect to our mezzanine debt investments.

5.	The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. The costs of maintaining the public company requirements could be significant and may preclude us from seeking financing or equity investment on acceptable terms. We estimate these costs will range up to $150,000 per year and may be higher if our business volume and activity ever increases. Our estimate of costs do not include the necessary compliance, documentation and reporting requirements for Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization if we decide to opt-out of the “emerging growth company” as defined in the JOBS Act to take advantage of the exemptions available to us through the JOBS Act or we have been public for more than five years. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

6.	Having only three directors limits our ability to establish effective independent corporate governance procedures.

We have only three directors who also serve as the Company’s officers. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a vote of the board members is decided in favor of our president, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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7.	Because our Chief Executive Officer owns a controlling interest in our company, he controls our company and is able to designate our directors and officers and control all major decisions and corporate actions and so long as our Chief Executive Officer retains ownership of a majority of our outstanding common shares you will not be able to elect any directors or have a meaningful say in any major decisions or corporate actions which could decrease the price and marketability of our shares.

Our Chief Executive Officer owns 40,971,600 shares of our common stock constituting approximately 54.36% of our outstanding common shares and our Chief Executive Officer also controls three of our major shareholders with combined stake of 20.36% of our outstanding common shares. As a result our Chief Executive Officer is able to elect all of our directors, appoint all of our officers, control the shareholder vote on any major decision or corporate action and control our operations. Our Chief Executive Officer can unilaterally decide major corporate actions such as mergers, acquisitions, future securities offerings, amendments to our operating agreement and other significant company events. Our Chief Executive Officer’s unilateral control over us could decrease the price and marketability of our common shares.

8.	Our officers and directors have relevant, but limited experience in the mergers, acquisition and turnaround industry, which could prevent us from successfully implementing our business plan, and impede our ability to earn revenue.

Our officers and director have relevant practical experience in the mergers, acquisition and turnaround industry; however, their experience is limited to working alongside others in a team environment to successfully manage mergers, acquisition and turnaround opportunities. Our president and CEO have only worked alongside others in managing financial turnaround of troubled businesses. Our managements’ limited experience could hinder their ability to successfully develop strategies that will result in successful operation, or to secure acquisition/investment financing. It is likely that our management's limited experience with mergers, acquisition, turnaround and financing could hinder our ability to earn revenue. Each potential investor must carefully consider the limited experience of our officers and director before purchasing our common stock.

9.	Our officers and directors have relevant, but limited experience with investing in real estate, marketable securities and mezzanine debt of middle-market companies because they have worked alongside others in investing in real estate, marketable securities and mezzanine debt of middle-market companies transactions.

Our officers and director have relevant practical experience with investing in real estate, marketable securities and mezzanine debt of middle-market companies because they have worked alongside others in investing in real estate, marketable securities and mezzanine debt of middle-market companies transactions. However, their experience is limited to working alongside others in a team environment to successfully manage investing in real estate, marketable securities and mezzanine debt of middle-market companies. Our Chairman own and runs a portfolio of real estate property he holds in his personal investment vehicle. Our president and CEO has worked alongside others, managing real estate, marketable securities and mezzanine debt of middle-market companies transactions. Our managements’ limited experience could hinder their ability to successfully develop strategies that will result in successful operation, or to secure acquisition/investment financing. It is likely that our management's limited experience with investing in real estate, marketable securities and mezzanine debt of middle-market companies transactions could hinder our ability to earn revenue. Each potential investor must carefully consider the limited experience of our officers and director before purchasing our common stock.

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10.	Key management personnel may leave us, which could adversely affect our ability to continue operations.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, we are entirely dependent on the efforts of Frank Igwealor, our president and chief executive officer and Managing Director. The loss of our officers and President and CEO, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. We believe that we have made all commercially reasonable efforts to minimize the risks attendant with the departure by key personnel and we plan to continue these efforts in the future. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. Mr. Igwealor has been, and continues to expect to be able to commit approximately 15 hours per week of his time, to the development of our business plan in the next six months. If he is required to spend additional time with his outside employment, he may not have sufficient time to devote to us and we would be unable to develop our business plan resulting in business failure.

We do not maintain key person life insurance on our officers and President and CEO. The loss of any of our management or key personnel could seriously harm our business.

11.	Our future success is dependent on our employees and the management team of our target businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

The future success of our future businesses also depends on the respective management teams of those businesses because we intend to operate our businesses on a stand-alone basis, primarily relying on their existing management teams for management of our businesses’ day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our future businesses. We will seek to provide these individuals with equity incentives in our company and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business and results of operations.

In addition, we may have difficulty effectively integrating and managing future acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

12.	If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our future performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and we are aware that our competitors will directly target our employees. Our ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We intend to develop and maintain a rigorous, highly selective and time-consuming hiring process. We believe that our planned approach to hiring will significantly contribute to our future success. As we execute our business plan, our hiring process may prevent us from hiring the personnel we need in a timely manner. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to operate effectively.

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13.	If we are unable to provide future officers with sufficient equity interests in our business to the same extent or with the same tax consequences as our existing officer, we may not be able to retain or motivate key personnel or hire qualified personnel.

Our most important asset is our people, and our success will be highly dependent upon the efforts of our officers, directors and other professionals. Our future success and growth will depend to a substantial degree on our ability to retain and motivate our officers, senior managers and other key personnel and to strategically recruit, retain and motivate new talented personnel, including new officers.

Following this offering, we might not be able to provide future officers with sufficient equity interests in our business to the same extent or with the same tax consequences as our existing officers. Therefore, in order to recruit and retain existing and future officers, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new officers over time, we may increase the level of compensation we pay to our officers, which would cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability. In addition, issuance of equity interests in our business to future officers would dilute existing public shareholders’ stake.

We plan to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. The effects of becoming public, including potential changes in our compensation structure, could adversely affect this culture. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

14.	Because we intend to make equity awards to all of our employees on an ongoing basis following this offering, these equity awards to employees will be dilutive to the book value of investors’ shares of our common stock.

Following this offering, we intend to make equity awards to all of our employees on an ongoing basis as an incentive to unlock the talents and dedication of all of our employees to contribute to our success. These ongoing equity awards to employees will be dilutive to the book value of investors’ shares of our common stock. These equity awards will surely result in dilution to investors. “Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets.

15.	We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing from this offering; as a result, there is substantial doubt about our ability to continue as a going concern.

Our auditor's report on our December 31, 2013 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any new money.

Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors. We incurred a $22,608 net loss for the period from inception to June 30, 2014 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our films. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

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16.	How we plan to generate revenue

We have presently identified three aftermarket auto parts retail businesses that fit our investment/acquisition criteria and we intend to begin acquiring these three auto parts retail as soon as we have raised up to $200,000. We have negotiated the selling price of each of the three businesses with the sellers. The sellers have agreed to sell the businesses for $197,000, $429,000 and $299,000 respectively, for a total of $925,000. We have also conducted limited due diligence on the three aftermarket auto parts retail, including a review of each of the businesses’ financial statements and bank records. We could acquire them simultaneously or one-at-a-time basis. All three auto-parts stores are located in Los Angeles California. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses. Our business plan is significantly dependent upon making this type of acquisitions of businesses with established revenue and positive cash flow. Our business plan is more dependent on ongoing acquisition, owning and holding investments in private and public businesses, in addition to (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments. If we are successful in finding and acquiring businesses and assets that met our investment criteria, we would be able to generate significant revenue and income.

However, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses: (a) we intend to finance the acquisitions of identified three aftermarket auto parts retail businesses with the proceeds from this offering; (b) we have no additional sources or commitments to finance such acquisitions; (c) there is no guarantee that we will be able to obtain sufficient financing to acquire these businesses; (d) we have not entered into any agreements to acquire these three businesses; (e) even if we are able to raise capital through this offering, we may not be able to acquire the three auto parts businesses if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us; and (f) there is no guarantee that the sellers would still be willing to sell to us. Because we have not entered into any agreements or contracts to acquire these three businesses and in light of the fact that we currently has no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses, there is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition. While we are trying to raise capital through this offering, the sellers may decide to sell the three businesses to other buyers or change their mind about selling the businesses.

17.	If we are unable to obtain additional funding our business operation will be harmed; and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of June 30, 2014, we had $4,290 of cash on hand. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

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18.	In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

19.	Our use of leverage to finance our business will expose us to substantial risks, which are exacerbated by our use of leverage to finance investments.

It is our intention to eventually use a significant amount of borrowings to finance our business operations as a public company. That will expose us to the typical risks associated with the use of substantial leverage, including those discussed below under. These risks are exacerbated by our use of leverage to finance acquisitions and investments. Our use of substantial leverage as a public company, coupled with the leverage to be used by many of our portfolio businesses to finance operations and investments, could also stop us obtaining a decent credit ratings from the rating agencies, which might well result in an increase in our borrowing costs and could otherwise adversely affect our business in a material way.

20.	Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.

Because many of the private equity and real estate investments we intend to make would rely heavily on the use of leverage, our ability to achieve attractive rates of return on investments will depend on our ability to access sufficient sources of indebtedness at attractive rates. For example, in many private equity investments, indebtedness may constitute 70% or more of a portfolio company's or real estate asset's total debt and equity capitalization, including debt that may be incurred in connection with the investment. An increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Increases in interest rates could also make it more difficult to locate and consummate private equity investments because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher price due to a lower overall cost of capital. In addition, a portion of the indebtedness used to finance private equity investments often includes high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there may be times when we might not be able to access those markets at attractive rates, or at all, when completing an investment.

Ownership or investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments. The incurrence of a significant amount of indebtedness by an entity could, among other things:

•	give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity's ability to respond to changing industry conditions to the extent additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;
•	limit the entity's ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors who have relatively less debt;
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•	limit the entity's ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and
•	limit the entity's ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or general corporate purposes.

As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt.

The mezzanine finance component of our business plan may choose to use leverage as part of its investment programs and regularly borrow a substantial amount of the capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the portfolio. We may borrow money from time to time to purchase or carry businesses, properties or securities. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the businesses, properties or securities purchased or carried, and will be lost—and the timing and magnitude of such losses may be accelerated or exacerbated—in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause our enterprise value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, our enterprise value could also decrease faster than if there had been no borrowings.

Any of the foregoing circumstances could have a material adverse effect on our financial condition, results of operations and cash flow.

21.	The due diligence process that we undertake in connection with investments may not reveal all facts that may be relevant in connection with that investment.

Before we acquire any business or make private equity and other investments, we intend to conduct due diligence that is deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

22.	We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small to middle market businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate in order to remain competitive. Alternatively, we may determine that we cannot pursue on a cost effective basis what would otherwise be an attractive acquisition opportunity.

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23.	We may not be able to successfully fund future acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

In order to make future acquisitions, we intend to raise capital primarily through debt financing at our company level, additional equity offerings, the sale of equity or assets of our businesses, offering equity in our company or our businesses to the sellers of target businesses or by undertaking a combination of any of the above. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at our company level. The sale of additional common shares will also be subject to market conditions and investor demand for the common shares at prices that may not be in the best interest of our shareholders. These risks may materially adversely affect our ability to pursue our acquisition strategy.

24.	We may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our shareholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

25.	Our community-empowerment and job-creation projects involves investments in relatively high-risk, illiquid assets, and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of our principal investments.

We intend to make most of our community-empowerment and job-creating investments in private businesses whose securities are not publicly traded. In many cases, these investments may remain illiquid for a period of time. We will generally not be able to easily exit from such investment until the investee’s securities are registered under applicable securities laws, or unless an exemption from such registration is available. Our ability, particularly our private equity operation’s, to dispose of investments will be heavily dependent on the public equity markets. Even when investee’s securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the intended disposition period. Accordingly, under certain conditions, we may be forced to either sell securities at lower prices than we would have expected to realize or defer—potentially for a considerable period of time—sales that we had planned to make. We intend to make significant principal investments in our community-empowerment and job-creation projects. Contributing capital to these investments is risky, and we may lose some or the entire principal amount of our investments.

26.	Our community-empowerment and job-creation projects may sometimes make investments in companies that we do not control.

Our community-empowerment and job-creating investments will often include debt instruments and equity securities of companies that we do not control. We may acquire such instruments and securities primarily through purchases of securities from the issuer. In addition, we may dispose of a portion of our majority equity stake in portfolio community-empowerment and job-creation businesses over time in a manner that results in American Renaissance Capital retaining a minority investment. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our community-empowerment and job-creation interests. If any of the foregoing were to occur, we may be forced to liquidate our investments prematurely and our financial condition, results of operations and cash flow could suffer as a result.

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27.	In the future, we will seek to enter into a credit facility to help fund our acquisition capital and working capital needs. This credit facility may expose us to additional risks associated with leverage and may inhibit our operating flexibility and reduce cash flow available for distributions to our shareholders.

Following consummation of the offering and the identification of a platform acquisition, we will seek to enter into a credit facility with a third party lender. Our proposed third-party credit facility will likely require us to pay a commitment fee on the undrawn amount. Our proposed third-party credit facility will contain a number of affirmative and restrictive covenants.

If we violate any such covenants, our lender could accelerate the maturity of any debt outstanding and we may be prohibited from making any distributions to our shareholders. Such debt may be secured by our assets, including the stock we may own in businesses that we may acquire in the future and the rights we have under intercompany loan agreements that we may enter into in the future with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we may acquire in the future and distributed or paid to our company. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

28.	We expect to make investments in companies that are based outside of the United States once our revenue within the United States exceeds $1 billion, which may expose us to additional risks not typically associated with investing in companies that are based in the United States.

Once our revenue within the United States exceeds $1 billion, we intend to also invest a portion of our assets in the equity, debt, loans or other securities of businesses located outside the United States. We intend to make investments in leading businesses within leading industries in Western Europe, Sub-Saharan Africa, and Latin America. Investments in non-U.S. businesses involve certain factors not typically associated with investing in U.S. businesses, including risks relating to:

•	currency exchange matters, including fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another;
•	less developed or efficient financial markets than in the United States, which may lead to potential price volatility and relative illiquidity;
•	the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation;
•	differences in the legal and regulatory environment;
•	less publicly available information in respect of companies in non-U.S. markets;
•	certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits on investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments; and
•	the possible imposition of non-U.S. taxes or withholding on income and gains recognized with respect to such securities.

Two of our officers and directors, Mr. Frank Igwealor and Dr. Mbagwu have relevant experience in operating businesses outside the U.S., including businesses in Western Europe, Sub-Saharan Africa, and South-East Asia. Their combined experience includes areas of international trade, import/export, logistics, automotive parts, real estate, retail, wholesale, and general merchandise distribution. However, there can be no assurance that adverse developments with respect to such risks will not adversely affect our assets that are held in certain countries or the returns from these assets.

29.	Expansion into Western Europe, Sub-Saharan Africa, and Latin America would be important to our long-term success, and our limited experience in the operation of businesses outside the U.S increases the risk that our international expansion efforts could be unsuccessful.

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We intend to open our first office outside the U.S once our revenue within the United States exceeds $1 billion, but we have only limited experience with operations outside the U.S. Expansion into international markets requires management attention and resources. In addition, we may face the following additional risks associated with our possible expansion outside the U.S.:

•	Challenges caused by distance, language, and cultural differences.
•	Longer payment cycles in some countries.
•	Credit risk and higher levels of payment fraud.
•	Legal and regulatory restrictions.
•	Currency exchange rate fluctuations
•	Foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S.
•	Political and economic instability and export restrictions
•	Potentially adverse tax consequences.
•	Higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which would in turn harm our business and operating results.

30.	Our ability to offer our products and services may be affected by a variety of U.S and foreign laws.

The application to us of existing laws regulating or requiring licenses for certain businesses of our target acquisitions, including, for example, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Existing or new legislation could expose us to be substantial liability, restrict our ability to deliver services to our users. Limit our ability to grow and cause us to incur significant expenses in order to comply with such laws and regulations.

Several other federal laws could have an impact on our business. Compliance with these laws and regulations is complex and may impose significant additional costs on us.

31.	There are significant potential conflicts of interest

Our officers and President and CEO are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

Apart from devoting certain number of hours per week to the Company’s business, Mr. Kareem Davis, our managing director and director also has a community health clinic to which he devotes the majority of his weekly hours and resources. If the Company identifies and determined to acquire community-anchored health clinics as part of our investments, such potential acquisition could create a conflict of interest between Mr. Davis and the Company.

Apart from devoting certain number of hours per week to the Company’s business, Mr. Frank Igwealor, our president and director also has a local CPA practice to which he devotes the majority of his weekly hours and resources. If the Company identifies and determined to acquire community-anchored a struggling small business whose main reason for underperformance is a lack of adequate accounting, reliable financial reporting, and financial planning, and the owner of the business decides to engage Mr. Igwealor’s CPA practice to help rectify the business’ deficiency for a fee, such scenario could create a conflict of interest between Mr. Igwealor’s CPA practice revenue generating activities and the Company.

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Apart from devoting certain number of hours per week to the Company’s business, Dr. Mbagwu, our chairman and director also has a portfolio of real estate investment properties to which he devotes substantial part of his weekly hours and resources. If the Company identifies certain attractive real estate opportunities that fit the Company investment criteria and these opportunities also fits Dr. Mbagwu’s personal real estate investment criteria, such scenario could create a conflict of interest between the needs of Dr. Mbagwu’s real estate portfolio holdings and the Company.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

32.	Certain policies and procedures implemented to mitigate potential conflicts of interest and address certain regulatory requirements may reduce the synergies across our various businesses.

Because we intend to operate in various lines of businesses, we will be subject to a number of actual and potential conflicts of interest and subject to greater regulatory, including antitrust oversight, than that to which we would otherwise be subject if we plan to operate just one line of business. In addressing these conflicts and regulatory requirements across our various businesses, we intend to implement certain policies and procedures (for example, information walls) that may reduce the positive synergies that we could cultivate across these businesses.

33.	System failures could harm our business.

Our systems may be vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunication failures, computer viruses, computer denial of service attacks or other attempts to harm our system, and similar events. Some of our data centers may be located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers could result in lengthy interruptions in our service. Any damage to or failure of systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand could be damaged if people believe our system is unreliable.

34.	Operational risks may disrupt our businesses, result in losses or limit our growth.

We may rely heavily on our financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to our investment funds, regulatory intervention or reputational damage.

In addition, we plan to operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

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Finally, we may rely on third-party service providers for certain aspects of our business, including for certain information systems and technology and administration of our hedge funds. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of the funds' operations and could impact our reputation and hence adversely affect our businesses.

35.	Acquisitions could result in operating difficulties, dilution and other harmful consequences.

Our business plan is significantly dependent upon acquisitions of other businesses, assets, and properties. We do not have a great deal of experience acquiring companies. We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions. From time to time, we may engage in discussions regarding potential acquisitions. Any of these transactions could be material to our financial condition and results of operations. In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures and is risky. The areas where we may face risks include:

•	The need to implement or remediate controls, procedures and policies appropriate for a larger public company at companies that prior to the acquisition lacked these controls, procedures and policies.
•	Diversion of management time and focus from operating our business to acquisition integration challenges.
•	Cultural challenges associated with integrating employees from the acquired company into our organization.
•	Retaining employees from the businesses we acquire.
•	The need to integrate each company’s accounting, management information, human resource and other administrative systems to permit effective management.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. Also, the anticipated benefit of many of our acquisitions may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

36.	Our real estate investments/operations will be subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.

Our planned investments in real estate will be subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. These risks include those associated with the burdens of ownership of real property, general and local economic conditions, changes in supply of and demand for competing properties in an area (as a result for instance of overbuilding), fluctuations in the average occupancy and room rates for hotel properties, the financial resources of tenants, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control), changes in real property tax rates, changes in interest rates, the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, negative developments in the economy that depress travel activity, environmental liabilities, contingent liabilities on disposition of assets, terrorist attacks, war and other factors that are beyond our control. In addition, if our real estate investments/operations acquire direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, they will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost and timely completion of construction (including risks beyond the control of our fund, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms.

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37.	We may occasionally become subject to commercial disputes that could harm our business.

As we move ahead to execute our business plan, we may become engaged in disputes regarding our commercial transactions. These disputes could result in monetary damages or other remedies that could adversely impact our financial position or operations. Even if we prevail in these disputes, they may distract our management from operating our business.

38.	We have to keep up with rapid technological change to remain competitive.

Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business.

39.	We may be subject to substantial litigation risks and may face significant liabilities and damage to our professional reputation as a result of litigation allegations and negative publicity from our type of business.

The investment or acquisition decisions we may make as we execute our business plan may subject us to the risk of third-party litigation arising from minority shareholders’ actions or investor dissatisfaction with the activities of our business and a variety of other litigation claims. For example, from time to time we and our portfolio companies may be subject to class action suits by shareholders in public companies that we might have agreed to acquire that challenge our acquisition transactions and attempt to enjoin them.

40.	Employee misconduct could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

There is a risk that our employees could engage in misconduct that adversely affects our business. We may be subject to a number of obligations and standards arising from our acquisition, mergers and assets turnaround management business. If one of our employees were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected.

41.	As an “Emerging Growth Company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

42.	If American Renaissance Capital, Inc. were deemed a "blank check company" because of our “development stage company” status, applicable restrictions could make it difficult for us to conduct our business as contemplated and could have a material adverse effect on our business.

Section (a)(2) of Rule 419 of the Securities Act defines a “blank check company” as a development-stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Because we have a specific business plan for our operation as shown in the “plan of operation section” we believe that we are not a blank check company. American Renaissance Capital, Inc. was formed in February 2012 as a California LLC. to offer investors an opportunity to participate in the ownership and growth of a portfolio of community-anchored businesses that traditionally have been owned and managed by private equity firms, private individuals or families. By December 1, 2013, we finalized our firm investment prospectus to six potential investors under Regulation D. As part of the prospectus to the investors, we identified three businesses we plan to acquire and opened negotiation with the sellers of the businesses. We have also conducted limited due diligence on the three businesses. These three businesses comprise of aftermarket auto parts retail stores costing $197,000, $429,000 and $299,000 respectively for a total of $925,000. All three auto-parts stores are located in Los Angeles California. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses.

43.	Because we have nominal assets and no significant revenue, we may be considered a "shell company" and will be subject to more stringent reporting requirements.
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The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects for the six months ended June 30, 2014, and for the years ended December 31, 2013 and 2012 that we have $,4,290, $91 and $97 in cash assets respectively and, therefore, we may be defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken, we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating whether or not, we are a shell company. If it is determined that we are a shell company, we will be required to comply with additional disclosure, and we may also be delayed in executing any mergers or acquiring other assets that would change a shell company status. In addition, the SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

44.	We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly. However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

45.	Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.
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Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

·	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
·	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and
·	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We will rely on the use of outside professionals to assist us in maintaining our internal controls. With growth or unmanageable increases in our business plan objectives, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision with regards to an investment in our common stock.

In order to mitigate the risks associated with maintaining internal controls if and when the Company grows, we will engage qualified professionals on an independent contractor basis to assist in reviewing and recording transactions. When and if finances permit, we will hire an experienced financial professional to oversee our reporting and control functions.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

46.	If American Renaissance Capital, Inc. were deemed an "investment company" under the 1940 Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

A person will generally be deemed to be an "investment company" for purposes of the 1940 Act if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

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We believe that we will be engaged primarily in the business of acquiring businesses and investing in businesses with the intent to gain control of the investee in other to implement our turnaround business-process improvement on the target business. We do not intend to engage in the business of investing, reinvesting or trading in securities. We also believe that the primary source of income from each of our business platform will be properly characterized as income earned in exchange for the provision of services. We intend to hold ourselves out as a business acquirer and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that American Renaissance Capital, Inc. is, or following this offering will be, an "orthodox" investment company as defined in section 3(a)(1)(A) of the 1940 Act and described in the first bullet point above. Furthermore, we do not believe American Renaissance Capital, Inc. is, or following this offering will be, an inadvertent investment company by virtue of the 40% test in section 3(a)(1)(C) of the 1940 Act as described in the second bullet point above.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that American Renaissance Capital, Inc. will not be deemed to be an investment company under the 1940 Act. If anything were to happen which would cause American Renaissance Capital, Inc. to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with other businesses and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

47.	Our non-controlling investments will in most cases rank junior to investments made by others.

In most cases, the companies in which we invest without acquiring controlling stakes, will have indebtedness or equity securities, or may be permitted to incur indebtedness or to issue equity securities, that rank senior to our investment. By their terms, such instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of our investment. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a company in which an investment is made, holders of securities ranking senior to our investment would typically be entitled to receive payment in full before distributions could be made in respect of our investment. After repaying senior security holders, the company may not have any remaining assets to use for repaying amounts owed in respect of our investment. To the extent that any assets remain, holders of claims that rank equally with our investment would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following insolvency, our ability to influence a company's affairs and to take actions to protect our investments may be substantially less than that of the senior creditors.

48.	Risk management activities may adversely affect the return on our investments.

When managing our exposure to market risks, we may from time to time use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit our exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The success of any hedging or other derivative transactions generally will depend on our ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument, the position being hedged, the creditworthiness of the counterparty, and other factors. As a result, while we may enter into a transaction in order to reduce our exposure to market risks, the transaction may result in poorer overall financial performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.

49.	Valuation methodologies for certain assets we in our portfolio can be subject to significant subjectivity and the values of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

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There are no readily ascertainable market prices for a very large number of illiquid investments of our private equity, real estate and mezzanine operations. We intend to determine the value of the investments of each of our private equity, real estate and mezzanine operations on a periodic basis based on the fair value of such investments. The fair value of investments of a private equity, real estate or mezzanine debt will be determined using a number of methodologies described in the investments' valuation policies. We intend to make valuation determinations historically without the assistance of an independent valuation firm, although an independent valuation firm may participate in valuation determinations in the future.

There is no single standard for determining fair value in good faith and, in many cases, fair value is best expressed as a range of fair values from which a single estimate may be derived. The types of factors that may be considered when applying fair value pricing to an investment in a particular company include the historical and projected financial data for the company, valuations given to comparable companies, the size and scope of the company's operations, the strengths and weaknesses of the company, expectations relating to investors' demand for an offering of the company's securities, the size of our investment in the portfolio company and any control associated therewith, information with respect to transactions or offers for the portfolio company's securities (including the transaction pursuant to which the investment was made and the period of time that has elapsed from the date of the investment to the valuation date), applicable restrictions on transfer, industry information and assumptions, general economic and market conditions, the nature and realizable value of any collateral or credit support and other relevant factors. Fair values may be established using a market multiple approach that is based on a specific financial measure (such as earnings before interest, taxes, depreciation and amortization, or "EBITDA," adjusted EBITDA, cash flow, net income, revenues or net asset value) or, in some cases, a cost basis or a discounted cash flow or liquidation analysis.

In addition, we determine the fair value of a number of our investments based on a variety of valuation methodologies. Because valuations, and in particular valuations of investments for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have resulted if a ready market had existed. Even if market quotations are available for our portfolio businesses, such quotations may not reflect the value that we would actually be able to realize because of various factors, including the possible illiquidity associated with a large ownership position or legal restrictions on transfer. In addition, because many of the illiquid investments will be in industries or companies which are cyclical, undergoing some uncertainty or distress or otherwise subject to volatility, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

Because there is significant uncertainty in the valuation of, or in the stability of the value of illiquid investments, the fair values of such investments as reflected in our asset value do not necessarily reflect the prices that would actually be obtained by us when such investments are realized. Changes in values attributed to investments from quarter to quarter may result in volatility in our enterprise value and results of operations that we report from period to period. Also, a situation where asset values turn out to be materially different than values reflected in prior business values could cause investors to lose confidence in us, which would in turn result in difficulty in raising additional funds.

50.	Having only three directors limits our ability to establish effective independent corporate governance procedures and increases their control.

We have only three directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have three directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our Executive Chairman, President & CEO, and Managing Director perform these functions and are not independent directors. Thus, there is a potential conflict in that our Executive Chairman, President & CEO, and Managing Director are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors’ decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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RISKS RELATING TO THIS OFFERING AND OUR COMMON STOCK

51.	We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

52.	We may not be able to raise sufficient financing or resources to acquire and manage the three aftermarket auto parts retail businesses that we have identified and determined to fit our investment/acquisition criteria.

We may not be able to raise sufficient financing or resources to acquire and manage the three aftermarket auto parts retail businesses that we have determined to fit our investment/acquisition criteria which will cost $925,000 in acquisition capital. We currently have no commitments for any funds. If we are unable to raise sufficient financing or resources to acquire and manage even one of the aftermarket auto parts retail businesses or other targets, our business will fail and investors could lose their entire investment.

53.	The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by our officers, on a direct primary basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers, could sell all, or any, of the common shares offered hereby. The sale of just a small number of shares could increase the likelihood that no market would ever develop for our shares.

54.	Since there is no minimum for our offering, if only a few persons purchase shares they could lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. Without a public market for our shares, the limited number of shares that we may be able to sell could be highly illiquid or unable to be sold to any other potential investor(s). In such an event, it is highly likely that the entire investment by an investor in our common stock would be lost.

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55.	Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (1,000,000,000) shares but unissued (914,624,000) shares assuming the sale of 10,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will certainly result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that this dilution may be material.

56.	The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

RISKS ASSOCIATED WITH THIS OFFERING

57.	The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

58.	Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage enterprise, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on February 15, 2012. We have no demonstrable operations record, on which you can evaluate our business and prospects. We have yet to commence planned operations. As of the date of this prospectus, we have had only limited start-up operations and generated no revenues. We cannot guarantee that we will be successful in accomplishing our objectives. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

59.	Participation is subject to risks of investing in micro capitalization companies.

We believe that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

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60.	Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)	any market for our shares will develop;
(ii)	the prices at which our common stock will trade; or
(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we are able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

61.	Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

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Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

·	the basis on which the broker or dealer made the suitability determination, and
·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

62.	The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

63.	Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

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There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

64.	Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Frank Igwealor, our President and CEO, owns 40,971,600 common shares representing 54.36% of the outstanding common stock. As a result, he effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. Mr. Igwealor is classified as an insider. He has the ability to delay or perhaps even block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

65.	The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own an aggregate of approximately 47.99% of our outstanding common stock assuming the sale of all shares being registered. In addition, entities controlled by our president will beneficially own an aggregate of approximately 24.44% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership and control of about 72.43% of our outstanding common stock, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

66.	Our bylaw provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Article IV of our bylaw provide for indemnification as follows: “The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation.” The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.”

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

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67.	All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (75,376,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

68.	We may issue additional debt and equity securities, which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our common shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders. Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your common shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could materially adversely affect the market share price of our common shares.

69.	We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our President and CEO will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

70.	Investment Risks

An investment in our common units involves substantial risks and uncertainties. Some of the more significant challenges and risks include those associated with our susceptibility to conditions in the global financial markets and global economic conditions, the volatility of our revenue, net income and cash flow, our dependence on our founders and other key senior managing directors and our ability to retain and motivate our existing senior managing directors and recruit, retain and motivate new senior managing directors in the future. See "Risk Factors" for a discussion of the factors you should consider before investing in our common stock.

71.	Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.
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The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our President and CEO is not an independent director, we do not currently have independent audit or compensation committees. As a result, our President and CEO has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

72.	You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. If we do not file a form 8A. We intend to file the form 8A.

73.	We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

74.	For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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FORWARD LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” "outlook," "potential," "continues," "will," "seeks," "approximately," "predicts," "intends," "plans," “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our lack of operating history;
•	our current and future capital requirements and our ability to satisfy our capital needs through financing transactions or otherwise;
•	our ability to complete the acquisition of the three auto parts businesses that we have identified;
•	our ability to maintain our relationships with key partners including banks and lenders;
•	our ability to attract and retain talented senior managers;
•	our ability to internally develop new models that incorporate the ongoing industry dynamism;
•	interpretations of current laws and the passages of future laws; and
•	acceptance of our business model by investors.

Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under "Risk Factors". These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about our company include financial projections and future estimates and expectations about our company’s business. The projections, estimates and expectations are presented in this prospectus only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections. Potential investors should not make an investment decision based solely on our company’s projections, estimates or expectations.

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USE OF PROCEEDS

American Renaissance Capital, Inc. (“the Company”) is offering 10,000,000 shares of its common stock, with no par value, with an aggregate public offering price of approximately $2,000,000. The selling stockholders identified in this prospectus are offering 15,000,000 shares of our common stock with an aggregate public offering price of approximately $3,000,000. We will not receive any proceeds from the sale of any shares by the selling stockholders. Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.

We intend to use about 91% of the net proceeds from this offering for the acquisition of the businesses that we have identified in the “twelve months plan of operation” section. We may also use a portion of the net proceeds to acquire other businesses, technologies or other assets. We will not receive any of the proceeds from the sale of shares by the selling stockholders. The following table sets forth the uses of proceeds assuming the sale of 10% or 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,000,000 as anticipated.

	Minimum		Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	200,000	10	2,000,000	100

Offering Expenses
Legal & Professional Fees	30,000	15.00%	30,000	1.50%
Accounting Fees	11,500	5.75%	11,500	0.58%
Edgar Fees	644	0.32%	644	0.032%
	500	0.25%	500	0.025%
Total Offering Expenses	42,644	21%	42,644	2.13%

Net Proceeds from Offering	$157,356	78.68%	$1,957,356	97.87%

Use of Net Proceeds
Accounting Fees	$7,500	3.75%	25,000	1.25%
Legal and Professional Fees	10,000	5.00%	12,000	0.60%
Marketing	12,000	6.00%	22,000	1.10%
Office Supplies	2,500	1.25%	24,000	1.20%
Dues & Subscriptions	2,000	1.00%	12,000	0.60%
Mergers & Acquisitions	113,356	56.68%	1,837,356	91.87%
Website Design	10,000	5.00%	25,000	1.25%
Total Use of Net Proceeds	157,356	78.68%	1,957,356	97.87%

Total Use of Proceeds	$200,000	100%	$2,000,000	100%

In the event that substantially less than the maximum offering amount is obtained, we may only buy those assets which could be acquired based on the reduced realized amount. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,000,000 as anticipated.

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	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000

OFFERING EXPENSES	$42,644	$42,644	$42,644	$42,644	$42,644

NET PROCEEDS FROM THIS OFFERING	$157,356	$457,356	$957,356	$1,457,356	$1,957,356

Website Development	$10,000	$10,000	$25,000	$25,000	$25,000

Marketing	$12,000	$12,000	$22,000	$22,000	$22,000

Legal & Professional Fees	$10,000	$10,000	$12,000	$12,000	$12,000

General and Administrative	$12,000	$15,000	$61,000	$61,000	$61,000

Mergers & Acquisitions	$113,356	$410,356	$837,356	$1,337,356	$1,837,356

Total Use of Proceeds	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000

We may apply a portion of the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

We intend to use the net proceeds from this offering for acquisitions of our target businesses and assets as well as to for administrative corporate purposes. We may also use a portion of the net proceeds to acquire or invest in companies and technologies that we believe will complement our business. However, we do not have more specific plans for the net proceeds from this offering and will have broad discretion in how we use the net proceeds of this offering. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.20 per share. This price is significantly greater than the price paid by our officers and director and founders for common equity since our inception on February 15, 2012. Our officers and director received shares valued at $0.0001 per share, a difference of $0.1999 per share lower than the share price in this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. The price of the current offering is fixed at $0.20 per common share. This price is significantly higher than the tangible book value of the stocks which was $0.000039 as at June 30, 2014.

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“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at June 30, 2014.

The price of the current offering is fixed at $0.20 per common share. This price is significantly higher than the tangible book value of the stocks which was $0.000039 as at June 30, 2014.

Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering will lose significant value of their shares purchased in that each purchased share will have a net book value of $0.000039. Net book value of existing shareholders’ shares will also increase from $0.000039 to $0.02342.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Assuming the sale of:
Offering Level
	2,500,000 shares	5,000,000 shares	7,500,000 shares	10,000,000 shares
	(25% of the maximum offering)	(50% of the maximum offering)	(75% of the maximum offering)	(maximum offering)

Offering Price Per Share	$0.20	$0.20	$0.20	$0.20

Net Tangible Book Value Per Share Before the Offering	$0.000039	$0.000039	$0.000039	$0.000039

Net Tangible Book Value Per Share After the Offering	$0.00646	$0.01248	$0.01813	$0.02346

Increase in Net Tangible Book Value Per Share Attributable to the Cash Payments Made by Purchasers of the Shares Being Offered	$0.00642	$0.01244	$0.01810	$0.02342

The Amount of the Immediate Dilution from the Public Offering Price Which will be Absorbed by Such Purchasers	($0.19354)	($0.18752)	($0.18187)	($0.17654)

Dilution to New Shareholders (%)	-97%	-94%	-91%	-88%

Based on 75,376,000 common shares outstanding as of June 30, 2014 and total stockholder's equity of $2,944 as of June 30, 2014.

1) OFFERING LEVEL - total price raised if 25%, 50%, 75% or 100% of share sold.

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2) OFFERING PRICE - price offered per one share to buyer.

3) NET TANGIBLE BOOK VALUE PER COMMON SHARE BEFORE OFFERING - A method of valuing a company that excludes intangible assets, such as good will. To compute, divide total tangible assets by the total number of shares outstanding. This is the value per share if the company were to go bankrupt and have to liquidate its assets.

4) INCREASE IN NET TANGIBLE BOOK VALUE PER COMMON SHARE ATTRIBUTABLE TO INVESTORS - THE NUMBER INDICATES by how much net tangible book value increased. How to calculate: PRO FORMA NET TANGIBLE VALUE PER COMMON SHARE AFTER OFFERING - (MINUS) NET TANGIBLE BOOK PER COMMON SHARE BEFORE OFFERING.

5) NET TANGIBLE BOOK VALUE PER COMMON SHARE AFTER OFFERING - A method of valuing a company that excludes intangible assets, such as good will after the offering (after 100%, 75%, 50% or 25% of shares are sold). To compute, divide total tangible assets including raised funds by the new total number of shares outstanding. This is the value per share if the company were to go bankrupt and have to liquidate its assets.

6) AMOUNT OF IMMEDIATE DILUTION TO INVESTORS - A reduction in the ownership percentage of a share of stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optional securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the company, making each share less valuable. Dilution also reduces the value of existing shares by reducing the stock's earnings per share.

7) DILUTION TO NEW SHAREHOLDERS AS A PERCENTAGE OF OFFERING PRICE - A reduction in the ownership percentage of a share of stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optional securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the company, making each share less valuable. Dilution also reduces the value of existing shares by reducing the stock's earnings per share.

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SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by 26 of our shareholders, which consist of the Selling Security Holders listed below. The Selling Security Holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

None of our selling shareholders is a broker-dealer or an affiliate of a broker dealer.

To date, we have not taken any steps to list our common stock on any public exchange.  We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the Selling Security Holders will be limited to selling the shares at $0.20 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the Offering.

NOTE: As of the date of this prospectus, our officers and President and CEO, Frank Igwealor, own 40,971,600, which are subject to Rule 144 restrictions.  There are currently 26 shareholders of our common stock.

We base the percentages determined in these calculations upon the 75,376,000 of our common shares issued and outstanding as of the date of this prospectus. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o American Renaissance Capital, Inc., 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010. The following table shows the number of shares and percentage before and after this offering:

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Name of Selling Stockholder and Position, Office or Material Relationship with Company	Common Shares Owned by Selling Before Offering	Percentage of Common Stock Before Offering	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering(1)	Percentage of Total Issued and Outstanding After Offering(1)
Frank I Igwealor (President & CEO)	40,971,600	54.36%	800,000	40,171,600	47.05%
Kareem Davis (Managing Director)	2,000,000	2.65%	500,000	1,500,000	1.76%
Dr. Solomon KN Mbagwu (Chairman & Director)	1,000,000	1.33%	2,000	998,000	1.17%
American Biopharmaceuticals Holdings, Inc. (Frank Igwealor)(8)	1,350,000	1.79%	90,000	1,260,000	1.48%
Martin Nwaege (Financial Controller)	100,000	0.13%	1,000	99,000	0.12%
Justin Hillian	500,000	0.66%	500,000	0	0.00%
Jannete Reese	1,000,000	1.33%	1,000,000	0	0.00%
Jenita S. McClinton	1,000,000	1.33%	1,000,000	0	0.00%
Tony Luu	20,000	0.03%	1,000	19,000	0.02%
American Community Capital, LP (Creas Nwokeabia)(7)	11,000,000	14.59%	1,000,000	10,000,000	11.71%
Los Angeles Community Capital (Aliyu Ahmed)(4)	3,000,000	3.98%	3,000,000	0	0.00%
Poverty Solutions, Inc. (Ambrose Egbuonu)(5)	5,514,400	7.32%	3,300,000	2,214,400	2.59%
Life Is Networking Knowledge (Kareem Davis)(3)	100,000	0.13%	100,000	0	0.00%
Godwin Obele	10,000	0.01%	1,000	9,000	0.01%
Goldstein Franklin, Inc. (Frank Igwealor)(6)	3,000,000	3.98%	100,000	2,900,000	3.40%
Perpetual Emeana	10,000	0.01%	1,000	9,000	0.01%
Creas Nwokeabia	1,000,000	1.33%	1,000,000	0	0.00%
Azuka L Uzoh	500,000	0.66%	10,000	490,000	0.57%
Aliyu Ahmed	1,000,000	1.33%	1,000,000	0	0.00%
Cherokee Lavalley	500,000	0.66%	500,000	0	0.00%
Ambrose Egbuonu	1,000,000	1.33%	1,000,000	0	0.00%
Chinazor V. Ezembaji	200,000	0.27%	1,000	199,000	0.23%
Pink Lotus Healthcare (Kareem Davis)(2)	100,000	0.13%	1,000	99,000	0.12%
Roy Watson	200,000	0.27%	40,000	160,000	0.19%
	200,000	0.27%	2,000	198,000	0.23%
Tahir Wilson	100,000	0.13%	50,000	50,000	0.06%
Total	75,376,000	100.00%	15,000,000	60,376,000	70.72%

1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the Selling Shareholders prior to the termination of this offering. Because the Selling Shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.
2)	Kareem Davis is the natural person with voting and dispositive power over the shares held by Pink Lotus Healthcare Corporation.
3)	Kareem Davis is the natural person with voting and dispositive power over the shares held by Life is Networking Knowledge.

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4)	Aliyu Ahmed is the natural person with voting and dispositive power over the shares held by Los Angeles Community Capital.
5)	Ambrose Egbuonu is the natural person with voting and dispositive power over the shares held by Poverty Solutions, Inc.
6)	Frank Igwealor is the natural person with voting and dispositive power over the shares held by Goldstein Franklin, Inc.
7)	Creas Nwokeabia is the natural person with voting and dispositive power over the shares held by American Community Capital LP.
8)	Frank Igwealor is the natural person with voting and dispositive power over the shares held by American Biopharmaceuticals Holdings, Inc.

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 26 Selling Security Holders are hereby registering 15,000,000 common shares. The price per share is $0.20 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. The shares owned by all of our shareholders, which includes the Selling Security Holders and our officers, director and founders, were acquired between August 1, 2012 and June 30, 2014. In the event the Selling Security Holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the Selling Security Holders.

To our knowledge, except for our officers, director and founders (Dr. Solomon KN Mbagwu, Frank Igwealor, Kareem Davis, and Martin Nwaege), and the companies controlled by, or related to, our officers (Goldstein Franklin, American Biopharmaceuticals Holdings, Poverty Solutions, Los Angeles Community Capital, American Community Capital, and Pink lotus healthcare), none of the Selling Security Holders have either (1) had a material relationship with us, other than as a shareholder as noted above, at any time since inception (February 15, 2012) or (2) ever been an officer or director of the Company.

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PLAN OF DISTRIBUTION

There Is No Current Market for Our Shares of Common Stock

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are registering 25,000,000 shares of common stock for possible sales and resale at the price of $0.20 per share. Of this amount, we are offering up to a total of 10,000,000 shares of our common stock in a direct public offering. The offering price is $0.20 per share.

The Company is selling 10,000,000 shares of our common stock directly to the public on a “best efforts” basis, in reliance on Rule 3(a) 4-1 of the Securities Exchange Act of 1934. There can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

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We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

The Company will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfy the requirements of Rule 3(a) 4-1 in that:

1	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and
2	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3	They are not, at the time of their participation, an associated person of a broker- dealer; and
4	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Mr. Frank Igwealor, will attempt to sell these shares. Mr. Igwealor will offer the securities in the direct public offering. This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Igwealor will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor provision from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contact.

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In connection with the Company’s selling efforts in the offering, Mr. Igwealor will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Igwealor is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Igwealor will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Igwealor is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Igwealor will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Igwealor will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We may also invite a broker-dealer participation in this offering. If we employ the services of a broker-dealer for this offering, all the standard rules and restrictions pertaining broker-dealer involvement in public offering as discussed in “Use of Broker Dealer” below applies.

The Selling Security Holders

The Selling Security Holders are offering the remaining 15,000,000 share at the same price of $0.20. The percentage of the total outstanding common stock being offered by the Selling Security Holders is approximately 19.90% based upon the 75,376,000 common shares that are issued and outstanding as of the date of this prospectus.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our common stock. The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.  After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock. Information about the selling stockholders may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The selling stockholders (which term, as used herein, includes donees, pledgees, transferees, distributees, assignees, heirs or other successors-in-interest of such individuals or entities) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any market or trading facility on which the shares are traded or in private transactions. There is no arrangement to address the possible effect of the offerings on the price of the stock. We will not receive any proceeds from the sale of the shares by the Selling Security Holders. The price per share is $0.20 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, our common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the Selling Security Holders’ shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the Selling Security Holders. Further, the Selling Security Holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents.  The shares sold by the Selling Security Holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, at prevailing market prices at the time of the sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and any underwriters.

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The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Notes or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus is a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, including, without limitation, Rule 144. Rule 144 creates a safe harbor for a person when he or she resells securities purchased from issuers in transactions claimed to be exempt from registration under the Act, i.e. private placements and private transactions. Rule 144 provides that when such re-sales are made in strict compliance with the requirements of Rule 144, the seller will be presumed not to be an “underwriter” of the shares (“underwriter” is defined under Section 2(a) (11) of the Act), and will have available the exemption from registration provided by Section 4(1) of the Act for transactions by persons other than “issuers, underwriters or brokers”. Rule 144 is unavailable for re-sale of securities initially issued by a shell company unless: (a) The issuer has ceased being a shell company; (b) The issuer is a reporting company; (c) The issuer has filed all required reports for the preceding twelve month period; and (d) At least one year has elapsed from the time the issuer filed current Form 10 type information reporting that the issuer is not a shell company. Any person who claims a transactional exemption for a sale or re-sale of unregistered securities has the burden of demonstrating the availability of the claimed exemption. Technical compliance with Rule 144 may be deemed non-compliance if the transaction is part of a plan or scheme to avoid registration requirements of the Act. For example: (a) If a person or group of persons relies on Rule 144 to affect the sale of substantial numbers of restricted securities into a relatively thin existing market of the issuer’s securities, then the exemption would be disallowed and the sellers could be civilly or criminally liable for violation of the registration requirements of the Act. (b) A group of stockholders, none whom own individually or control more than 10% of the outstanding shares of the issuer are approached by the other persons to sell a total number of common shares in excess of 10% of the common shares outstanding to a single individual or group who will, as a result of their multiple purchases, hold a substantial percentage of the issuer’s outstanding shares in unrestricted form. These types of transactions would be deemed “underwriting” under the Act, and are not exempt from registration.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

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Use of Broker-Dealer

In the event that the Selling Security Holders enter into an agreement, after the effective date of this Registration Statement, to sell their shares through a broker-dealer that acts as an underwriter, we will file a post-effective amendment to this Registration Statement and file the agreement as an exhibit to the amended Registration Statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the Registration Statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the Selling Security Holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

(a)	the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the Selling Security Holders, and
(b)	any discounts, commissions, and other items constituting compensation from the Selling Security Holders, and
(c)	any discounts, commissions, or concessions allowed, realized or paid to dealers, and
(d)	the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a Selling Security Holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the Selling Security Holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which American Renaissance Capital, Inc. has complied.

In addition and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We do not have an agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. We intend to contact market makers in the future to file an application with FINRA on our behalf. There can be no assurance that a market maker will agree to file an application or that if one agrees to file an application that its application will be accepted by FINRA. If a market maker agrees to file an application with FINRA, we cannot estimate the time period that the application will require to be approved by FINRA.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

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If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

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Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings our Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

VOTING RIGHTS

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a plurality of the voting shares voted can elect all of the directors then standing for election.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

The Company does not have  common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

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The number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; or
•	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

•	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we may be classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our twenty six stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “ shell company;” (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).
•	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

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However, no assurance can be given as to:

•	the likelihood of a market for our common shares developing,
•	the liquidity of any such market,
•	the ability of the shareholders to sell the shares, or
•	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of the American Renaissance Capital, Inc. for the fiscal years ended December 31, 2013 and 2012 and for the six month periods ended June 30, 2014 and 2013. The discussion and analysis that follows should be read together with the financial statements of American Renaissance Capital, Inc. and the notes to the financial statements included elsewhere in this prospectus. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

General Overview

The American Renaissance Capital will operate a vertically integrated private equity firm with operational capacity to turnaround distressed businesses. American Renaissance Capital, founded in 2012, was built upon a cost-conscious financial model designed to control/reduce cost, streamline operations, manage and improve the fortunes of distressed companies on lean budget. The company intends to concentrates on direct investments in distressed businesses, managing secured and unsecured loan assets with equity investments target companies, and controlling interests in most of the investees. Our operations will be conducted on four platforms comprising Private Equity, Real Estate, Investments, and Mezzanine Finance.

Private Equity.   We intend to pursue private equity transactions across the United States including leveraged buyout acquisitions of companies and assets, funding of viable start-up businesses in established industries, transactions involving turnarounds, minority investments, and partnerships and joint-ventures in viable industries.

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At presently, we have identified three aftermarket auto parts retail businesses that fit our investment/acquisition criteria and we intend to begin acquiring these three auto parts retail as soon as we have raised up to $200,000. These three aftermarket auto parts retail stores will cost the company $197,000, $429,000 and $299,000 respectively, for a total of $925,000. We could acquire them simultaneously or one-at-a-time basis. All three auto-parts stores are located in Los Angeles California. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses. Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses: (a) we intend to finance the acquisitions of identified three aftermarket auto parts retail businesses with the proceeds from this offering; (b) we have no additional sources or commitments to finance such acquisitions; (c) there is no guarantee that we will be able to obtain sufficient financing to acquire these businesses; (d) we have not entered into any agreements to acquire these three businesses; (e) even if we are able to raise capital through this offering, we may not be able to acquire the three auto parts businesses if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us; and (f) there is no guarantee that the sellers would still be willing to sell to us. Because we have not entered into any agreements or contracts to acquire these three businesses and in light of the fact that we currently has no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses, there is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition. While we are trying to raise capital through this offering, the sellers may decide to sell the three businesses to other buyers or change their mind about selling the businesses.

Real Estate.   We intend to make investments in lodging, urban office buildings, residential properties, distribution and warehousing centers and a variety of real estate assets and operating businesses. Our planned real estate operation will have a macro approach, diversified across a variety of sectors and geographic locations.

Investments.   We intend to keep about 10% of our total assets in liquid investments portfolio. This portfolio will be actively managed by our directors and officers and will invest primarily in equity investments on a long and short basis. Our Investments platform are intended to provide us greater levels of liquidity and current income.

Mezzanine Finance. The planned Mezzanine finance operation intends to fund, or invest in operating companies that fund, the mezzanine debt of middle-market companies arranged through privately negotiated transactions. These investments would be generally structured to earn current income through interest payments and may also include return enhancements such as warrants or other equity-linked securities.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenue from our acquired businesses to meet our obligations on a timely basis. In the early stages of our operations, we will keep costs to a minimum, and we intend to begin acquiring businesses as soon as we have raised up to $200,000; however there can be no assurance that we will be successful in raising up to $200,000 before the end of 2014.

In general, American Renaissance Capital will focuses on the acquisition of undervalued companies where time, capital and sound strategy can rescue a business and restore value, preserving jobs in America and around the world while simultaneously providing demonstrated returns to investors. American Renaissance Capital believes that making money and making the world a better place are not mutually exclusive concepts. The firm offers a unique approach that combines innovative financial models, restructuring techniques and the operational expertise necessary to rebuild businesses facing complex problematic circumstances.

Challenging conditions often mean the need to improve operations from the ground up; the situations require equal concentration and adeptness between financial engineering and operational execution. American Renaissance Capital is focused on running businesses more efficiently, giving employees conducive and friendly workplace and adding value to shareholders by reducing operational excesses by eliminating inefficient use of resource; and identifying and executing growth strategies in companies it controls. Thus, the company rescues, restructures and breathes new life into companies left for dead and piled upon the heap of creative destruction – a business practice for which few others possess the courage and dedication required to succeed. The company buys entire or controlling stake in companies with undervalued businesses/assets, transform the businesses and sell the same for profit or hold it for long term.

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The company intends to be a pragmatic acquirer/investor that acquires companies with high growth/profitability prospects and strong cash flow characteristics but lacked the necessary expertise and skill-sets to position the company for growth and profitability. American Renaissance Capital focuses on sectors and businesses in which it can implement changes and execute agendas effectively within a given time period. Major targets include Wholesale, distribution, and retail of medical, automotive, energy, power, healthcare, industrial, infrastructure, real estate, telecommunications, emerging technology, and media businesses.

Our edge is the ability to leverage the expertise of our key managers in cost control, process improvement, and synergetic collaboration across businesses and industries to create value, improve margins, and optimize overall performance of acquired companies. American Renaissance Capital adopts a conservative approach to acquisitions and investment; it normally considers companies that sell close to or below their industry average multiples for investment or acquisition. American Renaissance Capital also seeks and acquires assets and businesses that help it achieve vertical integration in its industry.

Our only source of capital at this time is investment by others in this offering. We must raise capital or debt financing in order to implement our business strategy. Upon becoming a public company, we will contact private equity funds, angel investors and others known to our president and the professionals with whom we deal in order to raise the necessary financing. As stated throughout this prospectus the Company, in order to fully execute our business plan, will need to seek additional capital through debt or equity. The Company believes that if it can sell at least 10% or more of this offering, it will be able to move forward with the first phase of its business plan; which entails acquiring at least one of the three aftermarket auto parts retail stores.

Despite the aforementioned in order to execute on our plan, we must finalize our offering and seek additional financing. Unless we receive 75%, 50%, 25% or 10% of the offering amount, our plans to execute our business plan will be limited until we seek additional financing. If we receive about 10% or $200,000, then we could start acquiring businesses. However, while we hope that we will be successful in these efforts, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

TWELVE MONTHS PLAN OF OPERATION

During the first stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at our current location. Our officers will be devoting at least 15 hours per week to our operations. Depending on how much funds we would be able to secure, we are planning to three aftermarket auto parts retail stores that we have identified. We do not require any additional office space, until we have finished the phase of deploying all the proceeds from this offering. Once we reach this threshold, our officers have agreed to commit more time as required, plus additional stuff could be hired.

Our sources of cash will be mainly the proceeds from this offering, and loans from our directors and officers. But there is no guarantee that we will raise funds from public offering or receive loans from our directors and officers. We expect to start generating revenue immediately after we have acquired one or more of the auto parts business we have identified. Based on our plan of operations the acquisition process will start in the first months of operations after the financing is obtained.

Our business strategy is to acquire, own and hold investments in private and public businesses, including but not limited to (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments. There can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses.

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We have presently identified three aftermarket auto parts retail businesses that fit our investment/acquisition criteria and we intend to begin acquiring these three auto parts retail as soon as we have raised up to $200,000. We have negotiated the selling price of each of the three businesses with the sellers. The sellers have agreed to sell the businesses for $197,000, $429,000 and $299,000 respectively, for a total of $925,000. We have also conducted limited due diligence on the three aftermarket auto parts retail, including a review of each of the businesses’ financial statements and bank records. We could acquire them simultaneously or one-at-a-time basis. All three auto-parts stores are located in Los Angeles California.

However, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses: (a) we intend to finance the acquisitions of identified three aftermarket auto parts retail businesses with the proceeds from this offering; (b) we have no additional sources or commitments to finance such acquisitions; (c) there is no guarantee that we will be able to obtain sufficient financing to acquire these businesses; (d) we have not entered into any agreements to acquire these three businesses; (e) even if we are able to raise capital through this offering, we may not be able to acquire the three auto parts businesses if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us; and (f) there is no guarantee that the sellers would still be willing to sell to us. Because we have not entered into any agreements or contracts to acquire these three businesses and in light of the fact that we currently has no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses, there is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition.

Within the next twelve months, we intend to use the first $1 million we could raise to acquire above identified businesses and consolidate their operations. Thereafter, we intend to use the remaining $1 million for additional acquisitions to consolidate our commercial position in the target communities and also improve our cash-flow and financial condition.

We intend to implement the following tasks within the next twelve months:

1.	Month 1-2: Phase 1 (1-2 months in duration; $200,000 to $1 million in estimated costs)
a.	Sign purchase agreement with the sellers of the auto-parts stores identified above;
b.	Acquire at least one or all of the three the auto-parts stores.
2.	Month 2-4 Phase 2 (1-2 months in duration; cost control, process improvements, admin & mngt.).
a.	Integrate acquired business into the Company’s model – consolidate the operations of the three stores including integration of their accounting and finance systems, synchronization of their inventory systems, and harmonization of their human resources functions.
b.	Sell additional $1 million of offering and use the proceeds for further acquisitions.
c.	Complete and file 10Q and other required filings for the quarter
3.	Month 4-6: Phase 3 (1-2 months in duration; $1 million in estimated costs)
a.	Identify and acquire complementary/similar businesses or assets in the target market
4.	Month 6-12: Phase 4 (1-6 months duration; use acquired businesses’ free cash flow for more acquisitions)
a.	Find and acquire troubled companies with high gross margin, run their businesses more efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies
b.	Acquire companies at or below their book-value or undervalued businesses, restructure the businesses, and sell the businesses for profit or hold them for cash flow.
5.	Month 12 and ongoing
a.	Leverage the cost control and process-improvement experience of AeRe management to synchronize optimized business processes improvement at acquired companies
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6.	Operating expenses during the twelve months would be as follows:
a.	For the six months through December 31, 2014, we anticipate to incur general and other operating expenses of $41,268.
b.	For the six months through June 30, 2015 we anticipate to incur additional general and other operating expenses of $82,336.

Our assumptions on above projected activities are based on the following factors: (1) after the effectiveness of our S-1 filing, we are able to raise $2 million to execute our business plan; (2) close escrow on the purchase of the three auto-parts businesses within 60 days of raising the first $1 million; and (3) identify core strengths of businesses and improve (add) on those without disrupting established systems. Although these assumptions are based on our reasonable view of Los Angeles market, there is no guarantee that our planned acquisitions and operations will be achieved.

The above time-line estimates (or stages of development) are predicated upon the Company obtaining the necessary financing either through equity or debt. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will likely not be able to meet or achieve any of our time-line objectives according to the schedule set forth above.

Assuming we are able to sell all 10,000,000 of this offering and used to proceed to acquire the three auto part businesses we have identified within three months following the commencement of this offering; and we were also able to identify and acquire other businesses with similar cost, revenue, cash flow as the three auto parts businesses within six months of the commencement of this offering. The narrative below shows the forecasted financial and operating performance effect of our acquisition of the businesses based on above assumption.

We currently have no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses. We will seek to obtain the necessary financing by contacting potential funding sources known to the professional and business contacts of our president. There are no assurances that we will obtain sufficient financing or resources to these three auto parts businesses. We do not have any cash or other resources to commence the use of outside consultants to help us with fundraising.

If we do not receive funding or financing, including that from this offering, our business we believe could be maintained with extremely limited operations for at least 12 months because our president will continue providing his services without compensation (accrued or otherwise) and rely on short term loans from his friends and family members. However, failure to obtain financing under this offering or as from any other sources would severely impair our ability to implement our plans and likely negatively impact our operations. We do not currently have a formal agreement in place with our president covering this period; however, our president’s current plan is to provide substantially all of our administrative and planning work as well as basic target acquisition identification and due diligence work on his own without cash compensation while he seeks other sources of funding. We do not have any plans to accrue any compensation for these services and our president, who is management of the Company, agrees with that action while we seek other sources of financing. We do not have any formal plans or agreements in place to continue receiving short term financing from our president, her friends or family members. To date this financing has been as needed for working capital purposes.

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Financial Operations Overview and Analysis of the Period from February 15, 2012 (inception) through the Year Ended December 31, 2013, and Six Months Ended June 30, 2014

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from February 15, 2012 (inception) to December 31, 2013, together with notes thereto, and our June 30, 2014 unaudited financial statements, which are included in this Registration Statement on Form S-1.

Operating Data:	From February 15, 2012 (inception) to	For the year ending	Six Months ended June 30,
	December 31,	December 31,
	2012	2013	2013	2014
			(Unaudited)
Revenues	—	—	—	—
Operating expenses	$3,268	$8,027	$3,614	$11,313
Net loss	$(3,268)	$(8,027)	$(3,614)	$(11,313)
Net loss per share per common share – basic and diluted	$(0.00024)	$(0.00023)	$(0.00008)	$(0.00015)
Weighted average number of shares outstanding – basic and diluted	13,673,000	35,142,000	43,346,000	75,376,000

Revenues

We did not recognize any revenue during the period from February 15, 2012, or inception, through June 30, 2014. Our ability to generate product revenues in the future will depend almost entirely on our ability to successfully acquire the three auto parts businesses we have identified or other similar businesses.

Cost of Revenues

We did not recognize cost of product sales during the period from February 15, 2012 (inception) through June 30, 2014.

Research and Development Expense

We did not recognize any research and development expense during the period from February 15, 2012 (inception) through June 30, 2014.

General and Administrative Expense

General and administrative expense was $22,608 for the period from February 15, 2012 (inception) through June 30, 2014. General and administrative expense consists of costs related to the establishment of corporate governances; and costs associated with our plans and preparations for a future potential capital raise. These expenses also include the costs of conducting market research, attending and/or participating in industry conferences and seminars, business development activities, and other general business outside consulting activities. General and administrative expense also includes travel costs, for third-party consultants, legal and accounting fees and other professional and administrative costs.

We expect that general and administrative expense will increase in the future as we add to our personnel and expand our infrastructure to support the requirements of being a public company.

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Operating Expenses

Operating expenses was $22,608 for the period from February 15, 2012 (inception) through June 30, 2014. Our operating expenses comprised of general and administrative expenses of $6818, rent expense of $8,786, and professional fees of $7,004. Professional fees comprises of the par value of stock-based compensation awarded to service providers.

Net Loss

Net loss was $22,608 for the period from February 15, 2012 (inception) through June 30, 2014.

Liquidity and Capital Resources

	Year Ended December 31,		Six Months Ended June 30,
	2012	2013	2013	2014
			(Unaudited)
Statements of Cash Flows Data:
Net cash provided by operating activities	$(2776)	$(6838)	$(796)	$(11642)
Net cash provided by financing activities	1,673	4,938	—	11,940
Share-based compensation	1,200	1,900	700	3,704

Since our inception through June 30, 2014, all of our operations have been financed through advances from our president and CEO. We have not yet achieved profitability. These conditions raise substantial doubt about our ability to continue as a going concern. We expect that our general and administrative expenses will continue to increase and, as a result, we will need to generate significant revenues to achieve profitability. We may never achieve profitability.

From February 15, 2012 (inception) through December 31, 2013, we issued 31,000,000 shares of common stock with a $0.0001 par value to 13 individuals and entities for services rendered. For the period January 1, 2014 through June 30, 2014, we issued 39,040,000shares of common stock with a $0.0001 par value to 21 individuals and entities for services rendered. The issuance are classified and accounted for as share-based compensation pursuant to ASC 718 and ASC 505-50 as discussed in “significant accounting policies” section. The shares vested upon award on the award date and no further services are required.

Of the total amount common share awarded to individuals and entities for services rendered, 22,500,000 shares of our common stock were issued to our directors and a company related to our directors, and 16,540,000 shares of our common stock were issued to nonemployees who provided various types of services, including legal, operation, administrative and accounting services to the company. We used the same valuation for both the employees and non-employees stock awards.

Under ASC 718, share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). Additionally, under ASC 505-50, measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. At the time of issuance of these share-based compensations, there is no readily available market for our common shares and thus, we were unable to estimate the fair market value.

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We used the balance sheet classification for the valuation of the equity, using the greater of the book value compared to the par value of our common stock. Book value for our common shares was (0.00002889), (0.00004507), and 0.00003906 respectively as at 12/31/2012, 12/31/2013, and 06/30/2014. Because the book value of our common stock at the time of issuing these shares was significantly less than the par value, our board determined for accounting purposes to use the par value of our common stock which is 0.0001 for all the share-based compensation transactions. It is possible that the par value of our common stock could be significantly lower than the price of our common stock in this offering. The share-based compensation chart is shown below:

	Year Ended December 31,		Six Months Ended June 30,
	2012	2013	2013	2014
Share-based Compensation:
Number of shares awarded	12,000,000	19,000,000	7,000,000	39,040,000
Fair Market Value (par at 0.0001)	$1,200	$1,900	$700	$3,904
Debit Professional Fees (Operations)	$1,200	$1,900	$700	$3,904
Credit Common Stock (to record Equity issuance)	$(1,200)	$(1,900)	$(700)	$(3,904)

We also issued 2,469,000 shares of our common stock issued to one of our co-tenants, who paid cash for rent payment of $4,938 on our behalf for the office we share. In addition, we issued 1,673,000 shares of our common stock issued to our CEO and one of our co-tenants in exchange for $1,673 they paid on our behalf for rent and office supplies and other office expenses. In June of 2014, our Executive Chairman purchased 500,000 shares of our common stock for $5,000. These shares were classified and accounted for as stock sales because each of the parties concerned paid cash (dollar amount) on our behalf for the office space we rented and office supplies we used.

The stock sales chart is shown below:

	Year Ended December 31,		Six Months
			Ended June 30,

	2012	2013	2013	2014
Sales of Stock:
Number of shares sold to one director and one Corporation	1,673,000	2,469,000	—	1,194,000
Sales Price (at $0.001)	$1,673	$4,938	$—	$11,940
Credit Common Stock (at $0.0001 Par)	$(167)	$(494)	$—	$(1,194)
Credit Additional Paid-In Capital	$(1,506)	$(4,444)	$—	$(10,746)

As of June 30, 2014, we have $4,290 in cash and cash. The cash is mainly related to the $5,000 we received from our chairman’s purchase of our common stock in June 2014.

Cash provided by operating activities

Cash flow from operating activities during the six months ended June 30, 2014 primarily consisted of net loss of 11,642, adjusted for certain non-cash items, including depreciation and amortization, and share-based compensation expense of $3,704. The increase in negative cash flow from operating activities during the six months ended June 30, 2014 compared to the same period in 2013 was mainly due to an increase in operating expense due to increased activities in the company.

Cash flow from operating activities during 2013 primarily resulted from net loss of $6,838, adjusted for certain non-cash items, including depreciation and amortization, and share-based compensation expense of $1,900.

Cash flow from operating activities during 2012 primarily resulted from net loss of $2,776, adjusted for certain non-cash items, including depreciation and amortization, and share-based compensation expense of $1,200.

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Cash used in investing activities

We record zero cash used in investing activities during each of the periods.

Cash provided by financing activities

Our financing activities have primarily consisted of equity issuances. Net cash provided by financing activities was $15,644 for six months ended June 30, 2014, and $6,838 and $2,873 respectively, for 2013 and 2012.

As of June 30, 2014, we had liabilities of $ 1,346, all of which were represented by accounts payable to a vendor. We had no other long-term liabilities, commitments or contingencies.

As presented in the financial statements, we incurred a net loss of $11,313 for six months ended June 30, 2014, net loss of $8,027 during the twelve months ended December 31, 2013 and net loss of $3,268 during the period February 15, 2012 (inception) to December 31, 2012. We expect to incur more losses in the near term. The accumulated deficit since inception is $22,608 at June 30, 2014. We have been funding our operations through private loans and the sale of common stock in private placement transactions. Management anticipates that significant additional expenditures will be necessary to implement our business plan before significant positive operating cash flows will be achieved.

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred an accumulative deficit of $22,608 since inception. Our cash resources are insufficient to meet our planned business objectives without additional financing. These and other factors raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

During 2014, we expect to incur accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Business Environment

As a firm that plan to depend on acquisitions of operating businesses, our businesses are materially affected by conditions in the financial markets and economic conditions generally in the United States, Western Europe and to some extent elsewhere around the world. Our planned mix of businesses with diversified product lines will allow us to generate attractive returns in different business climates. Generally, business conditions characterized by low inflation, low or declining interest rates and strong equity markets would provide a positive climate for us to generate attractive returns on investments. We could also benefit from periods of market volatility and disruption which would allow us to use our liquid capital and our experience with troubled companies and distressed properties to make investments at attractive prices and terms. In addition, our Private Equity, Real Estate, Investments, and Mezzanine Finance businesses will benefit from different stages of the economic cycle.

Market Considerations

Our ability to grow our revenues and income in our Private Equity, Real Estate, Securities and Investments, and Mezzanine Finance segments depends on our ability to attract new capital and investors and our ability to successfully invest our capital. In addition, market factors affecting our performance include:

•	The strength and liquidity of the U.S. and relevant global equity markets generally, and the initial public offering market specifically. These markets affect our ability to increase the value of our investments in our private equity and real estate, which in turn affects our income. Furthermore, changes in supply and demand for real estate assets could affect our ability to increase the value of our investments in real estate.
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•	The strength and liquidity of the U.S. and relevant global debt markets. We will utilize debt to finance our investments and for working capital purposes. In addition, certain of our portfolio businesses sometimes utilize leverage in order to increase investment returns, which would ultimately affect our current income and ability to attract additional capital.
•	Volatility within the markets. Volatility within the debt and equity markets increases both the opportunities and risks within each of our segments and could directly affect our performance.
•	Fluctuations in interest rates or non-U.S. dollar currency exchange rates affect the performance of our funds. Historical trends in these markets are not necessarily indicative of future performance in these investments.
•	Revenue trends in certain of our businesses are correlated to the volume of acquisitions activity and restructurings. However, deviations from these relationships can occur in any given year for a number of reasons.

We intend to maintain a long-term focus for most of our investments even after we become a public company. This approach will significantly affect our revenue, net income and cash flow as a result of the timing of new investments and realizations of investments by our private equity, real estate, and community-empowerment platforms. This approach may also result in significant and unpredictable variances in these items from quarter to quarter.

Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At June 30, 2014, we had cash on hand in the amount of $4,290. This is insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Cash, total current assets, total assets, total current liabilities and total liabilities as of June 30, 2014 compared to similar period of 2013, and December 31, 2013 as compared to December 31, 2012, were as follows:

Balance Sheet Data:

	Year ended December 31,		Six Months ended June 30
	2012	2013	2013	2014
			(Unaudited)
Current assets	$97	$91	$1	$4,290
Total assets	$97	$91	$1	$4,290

Current liabilities	$492	$1,675	$3,310	$1,346
Total liabilities	$492	$1,675	$3,310	$1,346

At June 30, 2014, we had a working capital of $2,944 compared to a working capital deficit of $3,309 for similar period of 2013. At December 31, 2013, we had a working capital deficit of $1,584 compared to a working capital deficit of $395 at December 31, 2012. Our current liabilities stood at $1,346 at June 30, 2014, $1,675 at December 31, 2013, and $492 at December 31, 2012.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants discuss their most “critical accounting policies” in management’s discussion and analysis of financial condition and results of operations. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of the company’s financial condition and results and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

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The following discussion relates to critical accounting policies for our company and our management consulting business. The preparation of our financial statements in conformity with GAAP will require us to adopt accounting policies and make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates under different assumptions and judgments and uncertainties, and potentially could result in materially different results under different conditions. Our critical accounting policies are discussed below. These policies are generally consistent with the accounting policies followed by our management consulting business. Our board of directors will review these critical accounting policies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis. Inventories consist primarily of parts for both resale and conversion of products. We have no finished goods inventory at June 30, 2014, and December 31, 2013 or 2012.

Intangible and Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), we evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. We had no such asset impairments at June 30, 2014, December 31, 2013 or 2012. There can be no assurance, however, that market conditions will not change or demand for our products sold by companies we acquire will continue. Either of these could result in future impairment of long-lived assets.

Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received net of discounts, rebates, and sales taxes or duty. The Company follows the guidance of ASC 605 for revenue recognition. The Company will recognize revenues when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company recorded $0.00 and $0.00 in revenue for 2013 and 2012 respectively.

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Business Combinations

The acquisition in the future of controlling interest in other businesses will be accounted for under the purchase method of accounting as provided under GAAP (we have not entered into any letters of intent nor have we currently identified any specific businesses to acquire). The amounts assigned to the identifiable assets acquired and the liabilities assumed in connection with each acquisition will be based on their respective estimated fair values as of the date of acquisitions with the remainder, if any, to be recorded as goodwill. The fair values will be determined by our management team, taking into consideration information supplied by our operating partners, the management of the acquired entities and other relevant information. The determination of fair values requires significant judgment by our management team, which may consult with outside consultants on future acquisitions to assist in the process. This judgment could result in either higher or lower value being assigned to amortizable or depreciable assets, which could result in either higher or lower amortization or depreciation expense.

Goodwill and Intangible Assets

Significant intangible assets that will be acquired in connection with the future acquisition by us of businesses will likely include customer relationships, trade names, trademarks and goodwill.

Trade names and trademarks acquired in the contemplated acquisition are amortized over their respective lives or, in some cases, may be considered indefinite life intangibles which are not amortizable pursuant to GAAP. Goodwill represents the excess purchase price over fair value of net assets acquired and liabilities assumed in a business combination. Goodwill is not subject to amortization. The intangibles acquired in the contemplated transaction that will be subject to amortization are customer relationships and will be amortized using the straight-line method over the estimated useful lives of the intangible assets, which we will determine based on the consideration of several factors including historical customer turnover rates. Intangible assets are required to be assessed for impairment annually, or more often in certain circumstances, in accordance with ASC 350 Intangible Goodwill and Other Assets.

The goodwill impairment test is a two-step process, which will require management to make judgments in determining what assumptions to use in the calculation. The first step of the process consists of estimating the fair value of each of our businesses based on a discounted cash flow model using revenue and profit forecasts and comparing those estimated fair values with the carrying values, which include the allocated goodwill. If the estimated fair value is less than the carrying value, a second step is performed to compute the amount of the impairment by determining an "implied fair value" of goodwill. The determination of a business' “implied fair value” of goodwill requires the allocation of the estimated fair value of the business to the assets and liabilities of the businesses. Any unallocated fair value represents the “implied fair value” of goodwill, which will then be compared to its corresponding carrying value and an impairment loss will be recognized in the amount equal to the difference. The “implied fair value” of our businesses will be determined by our management team and will generally be based upon future cash flow projections for the business, discounted to present value. In conducting future goodwill impairment tests, we will use outside valuation consultants when our management team considers it appropriate to do so.

The impairment tests for trade names and trademarks require the determination of the fair value of such assets. The impairment test for customer relationships also must be evaluated based upon the impact of any significant changes in our company's customer base, relationships and turnover rates. If the fair value of a trade name, trademark, or customer relationships is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference.

We cannot predict the occurrence of certain future events that might adversely affect the reported value of goodwill and/or the other intangible assets. Such events include, but are not limited to strategic decisions made in response to economic and competitive conditions, the impact of the economic environment on our customer base and material adverse effects in relationships with significant customers

Research and Development Expenses

All research and development costs are expensed as incurred and include costs of employees and consultants who conduct research and development on our behalf.

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Derivative Financial instruments

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is re-valued at each reporting date, with changes in fair value reported in the condensed consolidated statement of operations. For stock-based derivative financial instruments, we use a Monte Carlo pricing model to value the derivatives instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance e sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Valuation of Marketable Trading and Investment Securities Owned

The fair value of our marketable trading and investment securities owned is determined based on quoted market prices. Securities traded on a national exchange are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price. Marketable Securities include exchange traded equities, debts, and derivative instruments. The Company had no marketable securities at June 30, 2014, December 31, 2013 and 2012 respectively.

Share-Based Compensation

We use the fair value recognition provision of ASC 718, “Stock Compensation,” which requires us to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. We use the Black-Scholes option pricing model to calculate the fair value of any equity instruments on the grant date. At June 30, 2014 and at December 31, 2013 and 2012, respectively, we had no common stock options or warrants for common stock outstanding.

We also use the provisions of ASC 505-50, “Equity Based Payments to Non-Employees,” to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50. At June 30, 2014 and at December 31, 2013 and 2012, respectively, we used the fair value of the equity issued to record certain exchanges of stock for services.

One of our fundamental philosophies since inception has been to align our interests, and those of our senior managers and other professionals, with the interests of the investors in our company. We intend to make equity awards to all of our employees at the time of this offering and to use appropriate equity-based compensation to motivate and retain our professionals in the future.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on our financial statements, but did eliminate all references to pre-codification standards.

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The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements or financing activities with special purpose entities.

Property, Plant and Equipment

Property, plant and equipment of our management consulting business and any businesses that we may acquire in the future will be recorded at fair value and property, plant and equipment subsequently purchased by our businesses will be recorded at cost. Depreciation on property, plant and equipment will be computed using the straight-line method over the estimated useful lives of the property, plant and equipment. The useful lives of property, plant and equipment are determined based upon historical experience and the anticipated use of the property, plant and equipment based upon our current plans. Useful lives represent the periods the assets are expected to remain in service assuming normal routine maintenance. We will review the estimated useful lives assigned to property, plant and equipment when experience suggests that they may have changed from our initial assessment. Factors that lead to such a conclusion may include physical observation of asset usage, examination of realized gains and losses on asset disposals and consideration of current market trends such as technological obsolescence or change in market demand.

We will perform impairment reviews of property, plant and equipment when events or circumstances indicate that the value of the assets may be impaired. Indicators include operating or cash flow losses, significant decreases in market value or changes in the long-lived assets' physical condition. When indicators of impairment are present, management will need to determine whether the sum of the undiscounted future cash flows estimated to be generated by the potentially impaired assets is less than the carrying amount of those assets. In this circumstance, the impairment loss will be recognized equal to the amount by which the carrying amount of the assets exceeds their fair value. The estimates of both the undiscounted future cash flows and the fair values of assets require the use of complex models, which are produced based upon numerous assumptions and estimates by management. In certain circumstances, experts may be utilized to assist management in measuring the impairment loss associated with property, plant and equipment.

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OUR BUSINESS

Overview

The company was formed under the laws of the State of California on February 15, 2012 with fiscal year end in December 31. We are a development stage enterprise that seeks to become a vertically integrated private equity firm with robust in-house operational expertise to turnaround distressed businesses. Since inception in February 15, 2012, we have not acquired any operating business and we have accumulated losses in the amount of $22,608 as of June 30, 2014. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations to any significant measure. As of the date of this registration statement, we have had only limited start-up operations and have not generated any revenues. We will not be profitable until we derive sufficient revenues and cash flows from efficient management of acquired businesses and assets. Our Executive Chairman, Dr. Solomon KN Mbagwu, our chief executive officer & president, Mr. Frank Igwealor and our managing director, Mr. Kareem Davis are our only employees. Dr. Mbagwu, Messrs. Igwealor and Davis will devote at least fifteen hours per week to our business operations but may increase the number of hours as necessary.

We have not established or attempted to establish a source of equity or debt financing for any of our business and assets acquisitions. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and continuing losses raise substantial doubt about its ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up and development activities.

Following this offering, we plan to focus our business operations on the execution of our business plan. We plan to focus on acquiring and running businesses more efficiently, giving employees conducive and friendly workplace and adding value to shareholders by reducing operational excesses by eliminating inefficient use of resource; and identifying and executing growth strategies in companies it controls. We plan to rescue, restructure and breathe new life into companies left for dead. We intend to buy entire companies or controlling stake in companies with undervalued businesses/assets, transform the businesses and sell the same for profit or hold it for long term.

We have presently identified three aftermarket auto parts retail businesses that fit our investment/acquisition criteria and we intend to begin acquiring these three auto parts retail as soon as we have raised up to $200,000. We have negotiated the selling price of each of the three businesses with the sellers. The sellers have agreed to sell the businesses for $197,000, $429,000 and $299,000 respectively, for a total of $925,000. We have also conducted limited due diligence on the three aftermarket auto parts retail, including a review of each of the businesses’ financial statements and bank records. We could acquire them simultaneously or one-at-a-time basis. All three auto-parts stores are located in Los Angeles California. In addition to the three aftermarket auto parts retail businesses identified above, we have also identified more than thirty-seven other such businesses that are listed for sale, which we believe fit our investment and acquisition criteria. However, we have not conducted any due diligence or entered into negotiations with the sellers of the roughly thirty-seven businesses. Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses.

·	we intend to finance the acquisitions of identified three aftermarket auto parts retail businesses with the proceeds from this offering;
·	we have no additional sources or commitments to finance such acquisitions;
·	there is no guarantee that we will be able to obtain sufficient financing to acquire these businesses;
·	we have not entered into any agreements to acquire these three businesses;
·	even if we are able to raise capital through this offering, we may not be able to acquire the three auto parts businesses if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us; and
·	there is no guarantee that the sellers would still be willing to sell to us.

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Because we have not entered into any agreements or contracts to acquire these three businesses and in light of the fact that we currently has no sources of financing and no commitments for financing that would enable us to acquire the three auto parts businesses, there is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition. While we are trying to raise capital through this offering, the sellers may decide to sell the three businesses to other buyers or change their mind about selling the businesses.

American Renaissance Capital intends to be a pragmatic acquirer/investor that acquires companies with high growth/profitability prospects and strong cash flow characteristics but lacked the necessary expertise and skill-sets to position the company for growth and profitability.

American Renaissance Capital plans to focus on sectors and businesses in which we can implement changes and execute agendas effectively within a given time period. Major targets include Wholesale, distribution, and retail of medical, automotive, energy, power, healthcare, industrial, infrastructure, real estate, telecommunications, emerging technology, and media businesses.

We believe that our competitive edge will be ours ability to leverage the experience of its our senior managers in cost control, process improvement, and synergetic collaboration across businesses and industries to create value, improve margins, and optimize overall performance of acquired companies.

American Renaissance Capital intends to adopt a conservative approach to acquisitions and investment; it normally considers companies that sell close to or below their industry average multiples for investment or acquisition. American Renaissance Capital will also seek and acquires assets and businesses that help it achieve vertical integration in its industry.

Community-centered private equity activities

American Renaissance Capital will be tirelessly focused on building value within our portfolio businesses and for our investors with the aim to sustain and create jobs in America and around the world. Quality is a principal goal; it is founded in controlled growth, sound management and transparent reporting.

Wherever and whenever possible, we intend to support the reinvigoration of iconic American brand names that have produced historic and quality products. We intend to perceive value where others in the industry cannot and to create significance from neglected businesses and assets.

We intend to invest in businesses that have legacy products and an important position in the community, but have been left behind – whether due to the absence of technology, a dearth of capital or an inability to adapt to shifting markets – and we walk the path of change and innovation to establish vibrancy and status in these forgotten companies.

Our belief system and strategy in value investing would not waver or change with market fluctuations because it takes time, stability, liquidity and an appropriate capital structure to rebuild businesses. This is why we intend to approach all our investments with a long-term perspective, a patience founded in three to five year plans, and a conviction that access to global markets can help companies and facilitate the preservation of jobs.

At this time we cannot provide any assurance that we will ever be able to accomplish all of above stated plans in the future.

Valuation and Due Diligence

When evaluating businesses or assets for acquisition, we will perform a rigorous due diligence and financial evaluation process. In doing so, we will seek to evaluate the operations of the target business as well as the outlook for the industry in which the target business operates. While valuation of a business is, by definition, a subjective process, we will be defining valuations under a variety of analyses, including:

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•	discounted cash flow analyses;
•	evaluation of trading values of comparable companies;
•	expected value matrices;
•	assessment of competitor, supplier and customer environments; and
•	examination of recent transactions.

One outcome of this process is an effort to project the expected cash flows from the target business as accurately as possible. A further outcome is an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, we believe that with a detailed due diligence review, future cash flows may be better estimated and the prospects for operating the business in the future better evaluated. To assist us in identifying material risks and validating key assumptions in our financial and operational analysis, in addition to our own analysis, we intend to engage third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. We may also engage technical, operational or industry consultants, as necessary.

A further critical component of the evaluation of potential target businesses will be the assessment of the capability of the existing management team, including recent performance, expertise, experience, culture and incentives to perform. Where necessary, and consistent with our management strategy, we will actively seek to augment, supplement or replace existing members of management who we believe are not likely to execute the business plan for the target business. Similarly, we will analyze and evaluate the financial and operational information systems of target businesses and, where necessary, we will actively seek to enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing Strategy

We will not be able to acquire planned assets and businesses on our own without additional outside financing.

We will finance future acquisitions primarily through additional equity and debt financings. We believe that having the ability to finance most, if not all, acquisitions with the general capital resources raised by our company, rather than financing relating to the acquisition of individual businesses, provides us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, we believe that, at some point in the future, we may need to pursue additional debt or equity financings, or offer equity in our company or target businesses to the sellers of such target businesses, in order to fund acquisitions.

Trademarks And Patents

We do not have any registered trademarks or patents or applications pending; however, we may file for trademark protection in the future should our President and CEO deem it necessary.

Need For Any Government Approval Of Principal Products Or Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in California and the United States. In addition, we believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to conduct businesses.

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Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

Research And Development

We have not spent any material amount of money on research and development activities.

Employees

At the present time, we have three part-time employees in addition to our three officers/directors including our Chairman, President and CEO, and Managing Director. Most of our staff including part-time staff, officers, and directors will devote their time as needed to our business and are expect to devote at least 15 hours per week to our business operations. For the immediate future, we intend to use independent contractors and consultants to assist in many aspects of our business on an as needed basis pending financial resources being available. We may use independent contractors and consultants once we receive sufficient funding to hire additional employees. Even then, we will principally rely on independent contractors for substantially all of our technical and marketing needs.

The Company has no written employment contract or agreement with any person. Currently, we are not actively seeking additional employees or engaging any consultants through a formal written agreement or contract. Services are provided on an as-needed basis to date. This may change in the event that we are able to secure financing through equity or loans to the Company.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010. We do not have a written lease with the landlord and rent space on a month-to-month basis. We share this office on a 20% basis with two other organizations controlled by our President and CEO. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director serves until their successors are elected and qualified. Our directors elect our officers to a term of one (1) year, or term specified by their employment contract, and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, age, and position of our present officers and directors is set forth below:

Name	Age	Title(s)
Dr. Solomon KN Mbagwu, MD	64	Executive Chairman, Chair Board of Directors
Frank Igwealor, JD, CPA, CMA, MBA	43	President, CEO, Principal Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer, Director & Secretary
Janet Allen, CPA	41	Vice President & Chief Financial Officer
Kareem Davis	38	Managing Director & Director
Fola Bryan Ade, CPA	41	Director of Accounting
Martin Nwaege	50	Financial Controller

Dr. Mbagwu has held this office/position since April 5, 2014. Mr. Igwealor has held these offices/positions since February 15, 2012. Mr. Davis has held his position since February 15, 2012. We expect all the officers to hold their offices/positions at least until the next annual meeting of our shareholders.

Dr. Solomon KN Mbagwu, Chairman (64 years old)

Solomon KN Mbagwu, MD, is the Executive Chairman of American Renaissance Capital. Dr. Mbagwu joined the Company and was elected chairman of the Company’s board of directors in June 2014. Dr. Mbagwu is a medical practitioner in Los Angeles, California. In the last twenty years, Dr. Mbagwu has owned and operated two medical clinics in South Los Angeles. Prior to starting and running his own clinics, Dr. Mbagwu has over ten years of experience in community healthcare management; delivering babies and performing numerous obstetrical and gynecological surgeries while working at Centinela Hospital in Inglewood and other community health centers across Los Angeles County. Dr. Mbagwu graduated from the University Of California, San Francisco, School Of Medicine in 1979. Since finishing his residency at King Drew Medical Center, Los Angeles, in 1983, Dr. Mbagwu has actively practiced medicine in Los Angeles County. Dr. Mbagwu is certified by the California Board of Obstetrics and Gynecology since 2013.

During the past five years, Dr. Mbagwu held the following directorships:

1.  Board of Obstetrics and Gynecology at Centinela Hospital in Inglewood – March 2010 to Present.

2.  K N Solomon Mbagwu MD – July 1994 to Present.

Apart from his medical practice, Dr. Mbagwu is also an active investor in real estate across California. Starting in late 1980s, a substantial part of Dr. Mbagwu’s personal wealth has been deployed in the real estate sector. During the real estate meltdown of 2008, Dr. Mbagwu’s portfolio of real estate investments was minimally impacted because of his astute financial management of the leverage component of the portfolio. With over twenty years of experience operating community-anchored health clinic, while at the same time owning and managing a substantial part of his personal wealth through a portfolio of real estate investments, the Company believe that Dr. Mbagwu was a great addition to its pool of talents and experience for the Company’s community-anchored business model as well as its planned real estate investments.

Frank Igwealor, President & CEO (43 years old)

Frank Igwealor, JD, CPA, CMA, is a financial manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011. Mr. Igwealor started Afriwealth, LLC in 2012 to be a vehicle for community-anchored and real estate investments. Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant. Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

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During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations. Mr. Igwealor’s business and professional experience include:

(a)	7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.
(b)	11/2004 to present – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm
(c)	03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low income families divest poverty through education, employment, and entrepreneurship.
(d)	11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.
(e)	03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.
(f)	11/2003 to 11/2004 – Financial Advisor at Morgan Stanley
(g)	05/1990 to 02/1998 – Finance Manager at Beloved Trading Co., an Onitsha based trading firm doing wholesale and retail.

Over the past 23 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most valuable asset is her human capital – and that job creation is the essential element to a true and sustainable economic and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

1.  American Biopharmaceuticals Holdings Inc. – November 2004 to Present.

2.  Poverty Solutions, Inc. – March 2008 to Present.

3.  Los Angeles Community Capital – April 2012 to Present.

4.  American Community Capital, LP. – August 2013 to Present.

5.  Goldstein Franklin, Inc. – April 2012 to Present.

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Kareem Davis, Managing Director (38 years old)

Kareem Davis is a Managing Director and SVP for Business Development at American Renaissance Capital, Inc. Mr. Davis joined the Company in March 2012 as a Managing Director. Mr. Davis is the co-founder and President of Pink Lotus Healthcare Corporation, a Los Angeles based community health clinic since January 5, 2007. Prior to co-founding Pink Lotus, Mr. Davis spent three years at Sunny Music and was responsible for Music/TV and Web 2.0 digital media/technology, building partnerships, strategic relationships for integrated/interactive marketing, social media, content development and distribution. Mr. Davis is a senior marketing and business strategist, with a proven ability to lead ground-breaking business/venture initiatives, develop strategies, and forge inventive partnerships. Over his 16 years in Media he has forged excellent relationships with top executives at all of the major media & distribution channels.

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Mr. Davis was hand-picked two serve on two committees by Supervisor Mark Ridley-Thomas of Los Angeles County. Mr. Kareem Davis currently sits on the health advisory board and the Community Advisory Coalition for south Los Angeles. Mr. Davis helps write and influence public policy as well as the strategic planning for delivering better health care in underserved communities throughout south Los Angeles.

During the past five years, Mr. Davis held the following directorships:

1.  Pink Lotus Healthcare Corporation – October 2008 to Present.

2.  Life is Networking Knowledge – February 2009 to Present.

The company believes that someone with marketing expertise as Mr. Davis would be of great value to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Janet Allen, CPA, CFO (41 years old)

Janet Allen, CPA, is a Vice President and Chief Financial Officer of American Renaissance Capital, Inc. Prior to accepting a position with the company, Ms. Allen has over 7 years of experience in accounting, finance, audit, tax, and SOX compliance at OSI Systems, Inc., a NASDAQ traded company with over $1 billion in market capitalization. Prior to joining OSI, Ms. Allen has over 12 of experience as a consultant working on accounting, tax, and audit issues to various small businesses in Southern California. The company believes that Ms. Allen finance and accounting expertise would add to the company’s pool of talent and capacity for identifying the right acquisition candidates, performing due diligence on those targets as well as consolidating the financials of acquired businesses as the needs arise.

Martin Nwaege, Financial Controller (50 years old)

Martin Nwaege is the Financial Controller of American Renaissance Capital, Inc. Mr. Nwaege joined the Company in March 2012. Mr. Nwaege is the founder and CEO of Martnege & Associates, a Los Angeles based accounting and bookkeeping firm that helps small businesses with a turn-key full-service controller services since February 2009. He has over 17 years of experience in accounting, tax, audit, and finance. Prior to starting Martnege & Associates, Mr. Nwaege worked for the following companies: (1) 2008 to 2009 – Financial Controller at Planned Parenthood of Los Angeles; (2) 2007 to 2008 – Financial Controller at Mental Health America of Greater Los Angeles; and (3) 06/2004 to 03/2006 – Chief Financial Officer at Belize Citrus Growers Association. Apart from the experiences listed above, Mr. Nwaege’s other professional experiences include years of experience working for agencies with homelessness prevention, rapid-rehousing, and workforce initiatives, economic empowerment, business management, independent audits, internal audits, internal control, business finance, community development financial management, strategic planning, costing, financial planning, financial reporting, quality control, marketing, and customer service. Martin attended University of Belize, where he earned a Bachelor of Science in Accounting. The company believes that Mr. Nwaege’s finance and accounting expertise would add to the company’s pool of talent and capacity for identifying the right acquisition candidates, performing due diligence on those targets as well as consolidating the financials of acquired businesses as the needs arise.

Fola Bryan Ade, CPA, Director of Accounting (41 years old)

Fola Bryan Ade, CPA, is the Director of Accounting of American Renaissance Capital, Inc. Ms. Ade joined the Company in June 2014. Prior to joining the Company, Ms. Ade worked in the following capacities for several employers: (1) 2010 to 2014 –Senior Auditor, Pricewaterhousecoopers LLP; (2) 2007 to 2008 – Defense Contract Auditor, Defense Contract Agency, Resident office -Boeing Huntington Beach, CA; and (3) 2005 to 2007 –Financial Analyst, eInfoPro Inc., Pasadena, CA. The company believes that Ms. Ade’s over 9 years of experience in accounting, audit, tax and finance through years of work in the field at eInfoPro Inc., Boeing Inc., and Pricewaterhousecoopers LLP would be a great addition to the Company’s pool of talent and capacity for identifying the right acquisition candidates, performing due diligence on those targets as well as consolidating the financials of acquired businesses as the needs arise. Ms. Ade’s professional education includes a Bachelor's Degree in Accounting from California State University.

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Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to the Company.

Currently we have only six officers. Three of our current officers are also our company directors. We will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In August 1, 2012, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

·	honest and ethical conduct,
·	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
·	compliance with applicable laws, rules and regulations,
·	the prompt reporting violation of the code, and
·	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 1.3 to our Registration Statement of which this prospectus is a part.

Board of Directors

Our Chairman, Managing Director, President and CEO hold office until the completion of their term of office, which is not longer than one year, or until their successor(s) have been elected. Our Chairman, Managing Director, President and CEO’s term of office expires on December 31, 2014. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Currently, our board of directors comprises Dr. Mbagwu and Messrs. Igwealor and Davis.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1)	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

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(2)	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5)	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

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Summary Executive Compensation Table

The following table shows, for the period from February 15, 2012 (inception) to December 31, 2013, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”), and other officers.

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
Name						Incentive	Deferred
and				Stock	Option	Plan	Compensation	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
(1) Frank Igwealor, CEO & President	2013	—	—	1,000	—	—	—	—	1,000
	2012	—	—	1,000	—	—	—	—	1,000

(2) Kareem Davis, Managing Director	2013	—	—	100	—	—	—	—	100
	2012	—	—	—	—	—	—	—	—

We have no formal employment arrangement with Mr. Igwealor or Mr. Davis at this time. Mr. Igwealor and Mr. Davis’ compensation has not been fixed or based on any percentage calculations. Mr. Igwealor will make all decisions determining the amount and timing of their compensation. Messr. Davis and Igwealor’s compensation amounts may be formalized at any time following this offering. Compensation for our officers under such formalize employment agreement would include reasonable annual salary as well a reasonable amount of stock-based compensation.

(1) Mr. Igwealor received 20,000,000 shares of our common stock as compensation for his position as our President and CEO during the years 2013 and 2012. We did not issue any shares to Mr. Igwealor for his activities as a director.

(2) Mr. Davis received 1,000,000 shares of our common stock in 2013 for services rendered as a Managing Director and SVP for business development. We did not issue any additional shares to Mr. Davis for his activities as a director.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of plan-based awards during the period ended December 31, 2013. We have no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units held by our named executive officers vested during the period ended December 31, 2013. We have no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of December 31, 2013 that would be compensatory to the officer. All stock awards to our officers vested upon award. Our directors may grant awards as they sees fit to our employees as well as key consultants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of December 31, 2013, we had 35,142,000 shares of common stock outstanding, which are held by twelve (12) shareholders. Between January 1 2014 and June 30, 2014, we issued 40,234,000 of our common shares to 15 new shareholders and six current shareholders. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o American Renaissance Capital, Inc., 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010. There are not any pending or anticipated arrangements that may cause a change in control.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Before Offering
American Biopharmaceuticals Holdings, Inc. (Frank Igwealor)[8]	1,350,000	1.79%
American Community Capital, LP (Creas Nwokeabia)[7]	11,000,000	14.59%
Dr. Solomon KN Mbagwu [1]	1,000,000	1.33%
Frank I Igwealor [1]	40,971,600	54.36%
Goldstein Franklin, Inc. (Frank Igwealor)[6]	3,000,000	3.98%
Kareem Davis[1]	2,000,000	2.65%
Los Angeles Community Capital (Aliyu Ahmed)[4]	3,000,000	3.98%
Poverty Solutions, Inc. (Ambrose Egbuonu) [5]	5,514,400	7.32%
Pink Lotus Healthcare (Kareem Davis)[2]	100,000	0.13%
Life Is Networking Knowledge (Kareem Davis)[3]	100,000	0.13%
Martin Nwaege [1]	100,000	0.13%
1)	Officer or/and Director
2)	Kareem Davis is the natural person with voting and dispositive power over the shares held by Pink Lotus Healthcare Corporation.
3)	Kareem Davis is the natural person with voting and dispositive power over the shares held by Life is Networking Knowledge.
4)	Aliyu Ahmed is the natural person with voting and dispositive power over the shares held by Los Angeles Community Capital.
5)	Ambrose Egbuonu is the natural person with voting and dispositive power over the shares held by Poverty Solutions, Inc.
6)	Frank Igwealor is the natural person with voting and dispositive power over the shares held by Goldstein Franklin, Inc.
7)	Creas Nwokeabia is the natural person with voting and dispositive power over the shares held by American Community Capital LP.
8)	Frank Igwealor is the natural person with voting and dispositive power over the shares held by American Biopharmaceuticals Holdings, Inc.

Frank Igwealor, our President and CEO, will continue to be the largest single shareholder of our common stock. When combined with his controlling ownership of Goldstein Franklin, Inc. and American Biopharmaceuticals Holdings, Inc., two California companies that own about 2% and 4% respectively of our outstanding shares, Mr. Igwealor will continue to own the majority of our common stock after the Offering, regardless of the number of shares sold.  Mr. Igwealor is also a director and board member of Poverty Solutions, Inc., Los Angeles Community Capital, and American Community Capital. Since he will continue to control the company after the Offering, investors in this Offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Igwealor, our chief executive officer and secretary, and Mr. Kareem Davis, our Managing Director

Our office and mailing address is located at 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010. We do not have a written lease with the landlord and rent space on a month-to-month basis. We share this office on a 20% basis with two other organizations controlled by our President and CEO. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

During the period of January 1 2014 to June 30, 2014, the Company made share award to the following entities and persons in transactions that would be classified as related parties’ transactions:

·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered;
·	20,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Dr. Solomon KN Mbagwu for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were sold to Dr. Solomon KN Mbagwu for $5,000 at $0.01 per share;
·	76,600 shares of the Company common stock with a par value of $0.0001 were sold to Mr. Frank Igwealor for $766 at $0.01 per share.
·	350,000 shares of the Company common stock with a par value of $0.0001 were sold to American Biopharmaceutical Holdings, Inc. for $3,500 at $0.01 per share.
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Pink Lotus Healthcare for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Martin Nwaege for services rendered;

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

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DESCRIPTION OF SECURITIES

We were formed under the laws of the State of California on February 15, 2012. In June 2014, the company converted to a C corporation and also changed its business name to American Renaissance Capital, Inc. We are authorized to issue 1,000,000,000 shares of common stock, with no par value per share.

Common Stock

Our articles of formation authorize the issuance of 1,000,000,000 shares of common stock with no par value per share. As of the date of this registration statement, there are 75,376,000 shares of our common stock issued and outstanding held by 26 shareholders of record. These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. The certificate memorializing this stock award will be issued as soon as it is convenient for the company to do so.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies without cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Authorized but Un-issued Capital Stock

California law governs any issuance of the Company’s authorized shares. American Renaissance Capital, Inc. is authorized to issue 1,000,000,000 shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Preferred Stock

The Company is not yet authorized to issue preferred stock. As of the date of this Prospectus, there are no preferred shares outstanding.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Pacific Stock Trust and Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119, having a telephone number of (702) 361-3033.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the year ended December 31, 2013 and 2012 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from February 15, 2012 (inception) to December 31, 2013, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report by the firm of Dave Banerjee CPA, an Accountancy Corporation operating from their offices located at 6301 Owensmouth Avenue, Suite 750, Woodland Hills, CA 91367., given on the authority of such firm as experts in accounting and auditing.

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Azuka L. Uzoh, Esq. of the Law Office of Azuka L. Uzoh, 1930 Wilshire Blvd., Suite 1216, Los Angeles, California 90057, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of California law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

Our auditors are the firm of Dave Banerjee CPA, an Accountancy Corporation operating from their offices located at 6301 Owensmouth Avenue, Suite 750, Woodland Hills, CA 91367. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

UNAUDITED INTERIM STATEMENTS

The accompanying unaudited interim consolidated financial statements as of June 30, 2014, have been prepared in accordance with U.S. generally accepted accounting principles and standards of the Public Company Accounting Oversight Board for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company’s financial position as of June 30, 2014, and the Company’s results of operations and the Company’s cash flows for the six months ended June 30, 2014. Results for the six months ended June 30, 2014, are not necessarily indicative of the results that may be expected for the year ended December 31, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold by our Selling Security Holders in this Offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we have plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the form 8A.

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You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

American Renaissance Capital, Inc.

3699 Wilshire Blvd., Suite 530

Los Angeles, CA 90010-2723

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 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Enterprise)

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

December 31, 2013 and for the period from February 15, 2012 (inception) to December 31, 2013

2013

AMERICAN RENAISSANCE CAPITAL, INC. (a development stage company)

Report of Independent Registered Public Accounting Firm
FINANCIAL STATEMENTS AND ACCOMPANYING NOTES FOR THE PERIOD FROM FEBRUARY 15, 2012 (INCEPTION) TO DECEMBER 31, 2013.

Dave Banerjee CPA, an Accountancy Corporation. Member AICPA, PCAOB 6301 Owensmouth Avenue, Suite 750, Woodland Hills, CA 91367. www.davebanerjee.com 818.657.0288

Table of Contents	F-1

DAVE BANERJEE, CPA An Accountancy Corporation Member AICPA and PCAOB

AMERICAN RENAISSANCE CAPITAL, INC

(A DEVELOPMENT STAGE COMPANY)

PERIOD FROM FEBRUARY 15, 2012 (INCEPTION) TO DECEMBER 31, 2013.

PAGE

Independent Accountant’s Report	F3 - F4

Statement of Financial Condition	F5

Statement of Operations	F6

Statement of Cash Flows	F7

Statement of Changes in Stockholders’ Equity	F8

Notes to Financial Statements	F9 - F22

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

American Renaissance Capital, Inc.

Independent Auditors’ Report

We have audited the accompanying balance sheets of American Renaissance Capital, Inc. (A Development Stage Company) as of December 31, 2013 and 2012 and the related statements of operations, changes in stockholders' deficit, and cash flows for the two year period ended December 31, 2013 and for the period from February 15, 2012 (Inception) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of Public Company Auditing Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Table of Contents	F-3

Report of Independent Registered Public Accounting Firm

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Renaissance Capital, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the two year period ended December 31, 2013 and for the period from February 15, 2012 (Inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $11,295 and a negative cash flow from operations amounting to $9,620 from February 15, 2012 (Inception) through December 31, 2013.  These factors as discussed in Note 7 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Dave Banerjee, CPA An Accountancy Corp.

Woodland Hills, California

Member AICPA, PCAOB. 6301 Owensmouth Ave, Woodland Hills, CA 91367. 818.657.0288 www.DaveBanerjee.com

July 9, 2014

Table of Contents	F-4

AMERICAN RENAISSANCE CAPITAL, INC.
(A Development Stage Company)
Balance Sheet

	December 31, 2013	December 31, 2012

ASSETS

Cash and cash equivalents	$91	$97

Total assets	$91	$97

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:

Current liabilities	$1,675	$492

Total liabilities	1,675	492

Stockholders' deficit:

Common stock ($0.0001 par value)	3,166	1,217
1,000,000,000 shares authorized, no par
35,142,000 issued and outstanding on 12/31/2013, and
13,673,000 issued and outstanding on 12/31/2012 respectively.

Additional Paid-in Capital	6,545	1,656
Accumulated Deficits	(11,295)	(3,268)

Total stockholders' equity	(1,584)	(395)

Total liabilities and stockholders' equity	$91	$97

The accompanying notes are an integral part of these financial statements

Table of Contents	F-5

AMERICAN RENAISSANCE CAPITAL, INC.
(A Development Stage Company)
Statement of Operations

	For the year ended Dec. 31, 2013	For the period from Feb. 15, 2012 (inception) to Dec. 31, 2012	From Feb. 15, 2012 (inception) to Dec. 31, 2013

REVENUE
Total revenue	$—	$—	$—

EXPENSES:

Professional fees	1,900	1,200	3,100
Rent expense	4,584	1,910	6,494
Other operating expenses	1,543	158	1,701

Total operating expenses	8,027	3,268	11,295

NET LOSS FROM OPERATIONS	(8,027)	(3,268)	(11,295)

NET LOSS	$(8,027)	$(3,268)	$(11,295)

Basic and diluted loss per common share	$(0.00023)	$(0.00024)

Weighted average number of common shares outstanding
Basic and diluted	35,142,000	13,673,000

The accompanying notes are an integral part of these financial statements

Table of Contents	F-6

AMERICAN RENAISSANCE CAPITAL, INC.
(A Development Stage Company)
Statement of Cash Flows

	For the Year Ended 2013	For the period from Feb. 15, 2012 (inception) to Dec. 31, 2012	Cumulative from Feb. 15, 2012 (inception) through Dec. 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(8,027)	$(3,268)	$(11,295)
Adjustments to reconcile net loss to net cash
provided/(used) by operating activities:

Share-based compensation	1900	1200	3100

Increase (decrease) in:
Accounts Payable	1,183	492	1,675

Total adjustments	1,183	492	1,675

Net cash used by operating activities	(4,944)	(1,576)	(6,520)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares issued	4,938	1,673	6,611

Net cash provided by financing activities	4,938	1,673	6,611

Increase in cash	(6)	97	91

Cash - beginning of period	97	—	—

Cash - end of period	$91	$97	$91

The accompanying notes are an integral part of these financial statements

Table of Contents	F-7

AMERICAN RENAISSANCE CAPITAL, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit

				Deficit
				Accumulated
			Additional	during
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance at February 15, 2012 (Inception)	—	$—	$—	$—	$—

Issuance of common stock at $0.0001 per share	13,673,000	1,217			1,217
Additional Paid-in Capital			1,656		1,656
Net Loss				(3,268)	(3,268)

Balance at December 31, 2012	13,673,000	$1,217	$1,656	$(3,268)	$(395)

Issuance of common stock at $0.0001 per share	21,469,000	1,949			1,949
Additional Paid-in Capital			4,889		4,889
Net Loss				(8,027)	(8,027)

Balance at December 31, 2013	35,142,000	$3,166	$6,545	$(11,295)	$(1,584)

The accompanying notes are an integral part of these financial statements

Table of Contents	F-8

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

The Company was formed under the laws of the state of California on February 15, 2012, under the name Afriwealth, LLC. In April 2014, the company decided by the vote of its management and majority shareholder to convert to a C corporation with authorization to issue 1,000,000,000 shares of common stocks. In June of 2014, the company changed its business name to AMERICAN RENAISSANCE CAPITAL, INC.

American Renaissance Capital, Inc. (hereinafter the “Company”) has limited operations and is developing a business plan to focus on business process improvement and owning and holding investments in community-anchored real estate, properties and businesses in California and US. The company’s business plan focuses on (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments. The social goals of the Company’s businesses and investments are to build healthier and stronger communities by financially empowering communities, individuals, and families through education, job-opportunities, credits, and wealth-accumulation strategies that help employees and stakeholders to impact lives in the communities while helping stakeholder to build prosperous and sustainable communities. The Company is based in Los Angeles, California. To date, the Company’s business activities have been limited to organizational matters, research of public and private available-for-sale community-based businesses, and raising capital. The Company is considered a development stage company and has not yet realized any revenues from its planned operations.

The Company has incurred losses in all periods since its inception and expects to continue to incur additional losses for the foreseeable future. As of December 31, 2013, the Company had an accumulated deficit of $11,295.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Negative cash balances (bank overdrafts) are reclassified on the balance sheet to “Other current liabilities.” The Company has $91 and $97 in cash and cash equivalents at December 31, 2013 and 2012 respectively.

Table of Contents	F-9

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. This process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements.

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18”), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

During the year ended December 31, 2012, the company recorded share-based compensation in the amount of (1) 10,000,000 shares of common stocks to the company’s CEO for services rendered in 2012; and (2) 2,000,000 to two organizations controlled by the company’s CEO for services rendered to the company in 2012. The par value of shares issued was expensed for the year 2012. Accordingly, the recognition of these transactions were shown on accompanying Statement of Cash Flow as expenses (cash flow from operating activities) and the exact amount was also recorded as Common Stock (cash flow from financing activities).

Table of Contents	F-10

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

During the year ended December 31, 2013, the company recorded share-based compensation in the amount of (1) 11,000,000 shares of common stock to the company’s CEO and the Managing Director for services rendered in 2013; (2) 5,000,000 shares of common stocks to five non-employees and consultants for services rendered in 2013; and (3) 3,000,000 to three organizations controlled by the company’s CEO for services rendered to the company in 2013. The par value of shares issued was expensed for the year 2013. Accordingly, the recognition of these transactions were shown on accompanying Statement of Cash Flow as expenses (cash flow from operating activities) and the exact amount was also recorded as Common Stock (cash flow from financing activities).

Sale and Repurchase of Common Stock

Sales of Common Stock for Cash: We account for common stock sales for cash under the par value method. Common Stock account is credited for the number of shares sold times the par value per share, and the Paid in Capital account is credited for the remainder.

Treasury Stock Repurchase: We account for repurchased common stock under the cost method and include such Treasury stock as a component of our Common shareholders’ equity. Retirement of Treasury stock is recorded as a reduction of Common stock and Additional paid-in capital at the time such retirement is approved by our Board of Directors.

Receivables from Sale of Stock: Receivables from the sale of capital stock constitute unpaid capital subscriptions and are reported as deductions from stockholders' equity, rather than as assets. However, a receivable from the sale of stock to officers or directors may be reflected as an asset if the receivable was paid in cash before the financial statements were issued and the payment date is disclosed in a note to the financial statements.

Expenses of Offering: Specific incremental costs directly attributable to an offering of securities are deferred and applied to the gross proceeds of the offering through additional paid-in capital. Management salaries and other general and administrative expenses are not included in costs of an offering. Deferred costs of an aborted offering, which would include a postponement of 90 days or greater, are expensed in the period incurred.

The company has no treasury stock and no receivables from sales of stock in fiscal years that ended December 31, 2013 and 2012.

Revenue Recognition

The Company recognizes revenue to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received net of discounts, rebates, and sales taxes or duty. The Company follows the guidance of ASC 605 for revenue recognition. The Company recognizes revenues when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The company has no revenue in fiscal year that ended December 31, 2013 and 2012.

Table of Contents	F-11

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

The Company adopted SFAS No. 130, “Reporting Comprehensive Income,” which requires that an enterprise report, by major components and as a single total, the changes in equity.  There were no comprehensive income items for the year ended December 31, 2013 and 2012. The firm did not have any adjustments that would have made comprehensive income different from net income.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include general operating expenses, costs incurred for activities which serve securing sales, administrative and advertising expenses.

Start-Up Costs

In accordance with ASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

As of January 1, 2013, the Company had analyzed its filing positions in each of the federal and state jurisdictions that required the filing of income tax returns, as well as all open tax years in these jurisdictions. The U.S. federal and California are identified as the “major” tax jurisdictions. Generally, the Company remains subject to Internal Revenue Service examination of their 2012 through 2013 California Franchise Tax Returns. However, the Company has certain tax attribute carry forwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Table of Contents	F-12

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Management believed that the income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to the financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, the Company not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Property and Equipment

Property and equipment are stated at cost and consist solely of computer equipment. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets and starts when the asset is available for use as intended by management. When significant parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate components of property, plant and equipment. Land is not depreciated. The useful lives of tangible fixed assets are as follows:

·	Buildings	33 to 50 years
·	Permanent installations	3 to 25 years
·	Machinery and equipment	3 to 14 years
·	Furniture, fixtures, equipment and vehicles	5 to 10 years
·	Leasehold improvements	Over the term of the lease

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other operating income” or “Other operating expenses” in the income statement. Residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Earnings (Loss) per Share

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the annual and interim income statement and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. The Company’s dilutive loss per share is computed by taking basic EPS and adjusting for the assumed issuance of all potentially dilutive securities such as options, warrants, share-based payments, convertible debt and convertible preferred stock for each period since they were issued. This is calculated by dividing net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding during the years ended December 31, 2013 and 2012.

Table of Contents	F-13

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

·	Level 1. Observable inputs such as quoted prices in active markets;

·	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

·	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2013 and December 31, 2012. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2013 and December 31, 2012.

Investing & Lending

The company intends to invest through loans and equity in targeted community-anchored businesses, properties and other viable assets. These investments and loans are short-term and long-term in nature. The firm makes investments in debt securities and loans, public and private equity securities, and real estate. As at December 31, 2013 and 2012, the Company owns and holds no investments.

Research and Development

Research and development costs are expensed as incurred.

Table of Contents	F-14

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (Adopted)

In February 2013, the Financial Accounting Standards Board (“FASB”) issued a new accounting standard was issued that amended existing guidance to improve the reporting of reclassifications out of accumulated other comprehensive income. The new standard requires the disclosure of significant amounts reclassified from each component of accumulated other comprehensive income and the income statement line items affected by the reclassification. The standard is effective prospectively for interim and annual periods beginning after December 15, 2012. The Company adopted this guidance as of January 1, 2013 and its adoption did not have an effect on its financial statements.

In July 2013, the FASB issued changes to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. These changes require an entity to present an unrecognized tax benefit as a liability in the consolidated financial statements if a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position, or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset to settle any additional income taxes that would result from the disallowance of a tax position. Otherwise, an unrecognized tax benefit is required to be presented in the consolidated financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. These changes became effective for the Company on January 1, 2014. The Company is currently assessing the impacts, if any, of this new guidance on its financial condition, results of operations or cash flows.

Effective August 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

Recent Accounting Pronouncements (Not Adopted)

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any adoption of ASU 2011-11 will have on its financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The adoption of this guidance did not have a material impact on our financial statements.

Table of Contents	F-15

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (Not Adopted) (continued)

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) ( "ASC Update No. 2009-12" ). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) ("Statement No. 167"). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 ("FIN 46R") to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity's economic performance. This statement also enhances disclosures about a company's involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

Table of Contents	F-16

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (Not Adopted) (continued)

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 ("Statement No. 166"). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 ("Statement No. 140") and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - INCOME TAXES

As of December 31, 2013, the Company had a net operating loss carry forward of $11,295 that may be available to reduce future years’ taxable income through 2033.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	December 31, 2013	December 31, 2012

Deferred tax assets:	—	—
Net Operating tax carry-forwards	$11,295	3,268
Gross deferred tax asset	11,295	3,268
Valuation allowance	(11,295)	(3,268)
Net deferred tax assets	—	—

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. Due to the change in ownership provisions of the Income Tax laws of the United States, net operating loss carry forwards of approximately $11,295 for federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years. As the realization of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 4–NET OPERATING LOSSES

As of December 31, 2013, the Company has a net operating loss carry-forward of approximately $11,295, which will expire 20 years from the date the loss was incurred.

Table of Contents	F-17

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - STOCKHOLDERS’ EQUITY

The Company was formed as a limited liability company and resolved in April 2014 to convert to a California corporation with one class of common stock, no par value and is authorized to issue 1,000,000,000 common shares and no preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

On December 30, 2012, the Company awarded to Mr. Frank Igwealor, the Company’s managing member, 10,000,000 shares of the Company’s common stock with a par value of $0.0001 for services rendered. The Company also issued 145,000 shares of common stock to Mr. Igwealor for $145.00 in cash. These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

On December 30, 2012, the Company made share award to the following entities and persons:

·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Los Angeles Community Capital for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered; and
·	1,528,000 shares of common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $1,528.

These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

On April 30, 2013, the Company made share award to the following entities and persons:

·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Aliyu Ahmed for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Ambrose Egbuonu for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Creas Nwokeabia for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Jenita McClinton for services rendered; and
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Jannette Reese for services rendered.

These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. On December 30, 2013, the Company made share award to the following entities and persons:

·	10,000,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to American Biopharmaceutical Holdings, Inc. for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered; and
Table of Contents	F-18

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - STOCKHOLDERS’ EQUITY (continued)

·	1,719,000 shares of common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $3,438.
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to American Community Capital, LP. for services rendered; and
·	750,000 shares of common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $1,500.

These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

As of December 31, 2013 and 2012, the Company’s common stocks outstanding are 35,142,000 and 13,673,000 shares respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

The managing member, CEO and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company is formulating a policy for the resolution of such conflicts.

Since inception, the company’s principal shareholder has advanced the Company most of the money it uses to fund working capital expenses. This advance is unsecured and does not carry an interest rate or repayment terms; however, its principal shareholder has orally agreed for this advance to be capitalized into common stock or additional paid-in capital at the end of every year.

As of December 31, 2013 and 2012, the Company has no obligation to related parties. The company has a practice of converting related parties’ obligation into member’s capital account by subscription at the end of every reportable period.

The Company does not own any property. It currently shares a leased office with two other organizations that are affiliated to its principal shareholder at 3699 Wilshire Blvd., Suite 530, Los Angeles, California 90010. Its principal shareholder and seasonal staff use this location. The approximate cost of the shared office space varies between $322 and $400 per month. The Company recorded rent expense of $4,584 and $1,910 in 2013 and 2012.

NOTE 7 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the first and second quarters going forward. We cannot provide any assurance or guarantee that we will be able to generate revenues. Potential investors must be aware if the Company were unable to raise additional funds through the sale of our common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

Table of Contents	F-19

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - GOING CONCERN (continued)

The Company has net losses for the period from February 15, 2012 (inception) to December 31, 2013 of $11,295. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – FAIR VALUE

The Company adopted Financial Accounting Standards ("SFAS") ASC 820 Measurements and Disclosures, for assets and measured at fair value on a recurring basis. The ASC 820 had no effect on the Company's financial.  ASC 820 accomplishes the following key objectives:

·	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;
·	Establishes a three-level hierarchy (the “Valuation Hierarchy") for fair value measurements;
·	Requires consideration of the Company's creditworthiness when valuing liabilities; and
·	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument's categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the Valuation Hierarchy and the distribution of the Company's financial assets within it are as follows:

Level 1 -	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -	inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 -	inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Certain financial instruments are carried at cost on the balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash and cash equivalents, accounts receivable, accrued expenses and other liabilities and deferred revenue.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company has no real property and do not presently owned any interests in real estate. 20% of the total office space was allocated for its office use and the rent was shared with two other related organizations controlled by the director. At present, there is no written lease with the landlord and the rent is on a month-to-month basis. The Company’s executive, administrative and operating offices are located at 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010.

Management believed that the current facilities are adequate and that any additional suitable space will be available as maybe required. The anticipated rental obligation for office space through 2014 is $4,584.

Table of Contents	F-20

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES (continued)

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2013 through July 10, 2014.

During this period, The Company made share award to entities and persons as follow:

January 12, 2014

On January 12, 2014, the Company awarded to American Community Capital, LP, a Los Angeles based firm, 10,000,000 shares of the Company common stock with a par value of $0.0001 for services rendered. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. When printed, these securities will bear a restrictive legend.

March 30, 2014

On March 30, 2014, the Company made share awards, in exchange for cash and services, to the following entities and persons:

·	2,500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Roy Watson for services rendered; and

June 16, 2014

On June 16, 2014, the Company made share awards, in exchange for cash and services, to the following entities and persons:

·	2,000,000 shares of common stock with a par value of $0.0001 were awarded to Los Angeles Community Capital for services rendered;
·	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered;
·	2,000,000 shares of common stock with a par value of $0.0001 were awarded to Poverty Solutions, Inc. for services rendered;
·	17,500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	100,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Roy Watson for services rendered;
·	500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
Table of Contents	F-21

AMERICAN RENAISSANCE CAPITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS (continued)

·	500,000 shares of common stock with a par value of $0.0001 were awarded to Dr. Solomon KN Mbagwu for services rendered;
·	500,000 shares of common stock with a par value of $0.0001 were sold to Dr. Solomon KN Mbagwu for $5,000 at $0.01 per share;
·	267,400 shares of common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $2,674 at $0.01 per share;
·	76,600 shares of common stock with a par value of $0.0001 were sold to Mr. Frank Igwealor for $766 at $0.01 per share;

·	350,000 shares of common stock with a par value of $0.0001 were sold to American Biopharmaceutical Holdings, Inc. for $3,500 at $0.01 per share;
·	500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Azuka L. Uzoh, Esq for services rendered;
·	500,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Cherokee Lavalley for services rendered;
·	100,000 shares of common stock with a par value of $0.0001 were awarded to Life is Networking Knowledge for services rendered;
·	10,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Perpetual Emeana for services rendered;
·	10,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Godwin Obele for services rendered;
·	100,000 shares of common stock with a par value of $0.0001 were awarded to Pink Lotus Healthcare for services rendered;
·	100,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Tahir Wilson for services rendered;
·	100,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Martin Nwaege for services rendered;
·	500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Justin Hillian for services rendered;
·	200,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Chinazor V. Ezembaji for services rendered;
·	200,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Emeka Gabriel Okeke for services rendered; and
·	20,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Tony Luu for services rendered.

A total of 40,234,000 shares of common stocks were issued by the company during the period January 1, 2014 through June 30, 2014. These brought the total shares issued and outstanding to 75,376,000. These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. The certificate memorializing this stock award will be issued as soon as it is convenient for the company to do so.

The Company did not have any other material recognizable subsequent events that required disclosure in these financial statements.

Table of Contents	F-22

2014

AMERICAN RENAISSANCE CAPITAL, INC. (a development stage company)

Report of Independent Registered Public Accounting Firm
FINANCIAL STATEMENTS AND ACCOMPANYING NOTES FOR THE PERIOD FROM FEBRUARY 15, 2012 (INCEPTION) TO DECEMBER 31, 2013.

Dave Banerjee CPA, an Accountancy Corporation. Member AICPA, PCAOB 6301 Owensmouth Avenue, Suite 750, Woodland Hills, CA 91367. www.davebanerjee.com 818.657.0288

Table of Contents	F-23

DAVE BANERJEE, CPA An Accountancy Corporation Member AICPA and PCAOB

AMERICAN RENAISSANCE CAPITAL, INC

(A DEVELOPMENT STAGE COMPANY)

PERIOD FROM FEBRUARY 15, 2012 (INCEPTION) TO DECEMBER 31, 2013.

PAGE

Independent Accountant’s Report	F25 - F26

Statement of Financial Condition	F27

Statement of Operations	F28

Statement of Cash Flows	F29

Statement of Changes in Stockholders’ Equity	F30

Notes to Financial Statements	F31 - F41

Table of Contents	F-24

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
American Renaissance Capital, Inc.

We have reviewed the balance sheet of American Renaissance Capital, Inc. (A Development Stage Company) as of June 30, 2014, and the related statements of operations, changes in stockholder’s equity and cash flows for the Three and Six months periods ended June 30, 2014 and 2013 and for the period from February 15, 2012 (Inception) to June 30, 2014. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of Public Company Auditing Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of Public Company Auditing Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of Public Company Auditing Oversight Board, the balance sheet of American Renaissance Capital, Inc. as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the year then ended and for the period from February 15, 2012 (Inception) to December 31, 2013; and in our report dated July 9, 2014 we expressed an unqualified opinion on those consolidated financial statements.

Table of Contents	F-25

Report of Independent Registered Public Accounting Firm

Note 7 of the Company’s audited financial statements as of December 31, 2013, and for the year then ended discloses that the Company has accumulated deficit of $11,295 and negative cash flow from operations amounting $9,620 for the period ended December 31, 2013. These factors as well as the uncertain conditions that the Company faces in its day-to-day operations with respect to cash flows create an uncertainty as to the Company's ability to continue as a going concern. Our auditor’s report on those financial statements includes an explanatory paragraph referring to the matters in Note 7 of those financial statements and indicating that these matters raised substantial doubt about the Company’s ability to continue as a going concern. As indicated in Note 8 of the Company’s unaudited interim financial statements as of June 30, 2014, and for the three months then ended, the Company’s accumulated deficit was increased to $22,608. The accompanying interim financial information does not include any adjustments that might result from the outcome of this uncertainty.

Dave Banerjee, CPA

Woodland Hills, California

August 29, 2014

Member AICPA, PCAOB. 6301 Owensmouth Ave, Woodland Hills, CA 91367. 818.657.0288 www.DaveBanerjee.com

Table of Contents	F-26

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Balance Sheet

	June 30, 14	Dec 31, 13
ASSETS
Current Assets
Checking/Savings
Bank of America 0833	4,290.34	91.00
Total Checking/Savings	4,290.34	91.00
Total Current Assets	4,290.34	91.00
TOTAL ASSETS	4,290.34	91.00
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	1,346.00	1,674.88
Total Accounts Payable	1,346.00	1,674.88
Total Current Liabilities	1,346.00	1,674.88
Total Liabilities	1,346.00	1,674.88
Equity
Common Stock
Additional Paid-in Capital	18,015.42	6,545.38
Common Stock - Other	7,536.73	3,165.73
Total Common Stock	25,552.15	9,711.11
Retained Earnings	-11,294.99	-3,268.00
Net Income	-11,312.82	-8,026.99
Total Equity	2,944.34	-1,583.88
TOTAL LIABILITIES & EQUITY	4,290.34	91.00

The accompanying notes are an integral part of these financial statements

Table of Contents	F-27

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Statement of Operations

					Cumulative
					From
					February 15,
					2012
	For the Three Months		For the Six Months		(inception) to
	Ended June 30,		Ended June 30,		June 30,
	2014	2013	2014	2013	2014
Ordinary Income/Expense
Expense
Accounting & Auditing	3,500.00	0.00	3,500.00	0.00	3,500.00
Bank Service Charges	32.00	48.00	152.50	96.00	376.50
Business Licenses and Permits	800.00	0.00	800.00	0.00	800.00
Office Supplies	45.16	0.00	45.16
Professional Fees	2,593.60	700.00	3,903.60	700.00	7,003.60
Rent Expense	1,146.00	1,146.00	2,292.00	2,292.00	8,786.00
Telephone Expense	326.40	315.85	619.56	526.49	2,096.55
Total Expense	8,398.00	2,209.85	11,312.82	3,614.49	22,607.81
Net Ordinary Income	-8,398.00	-2,209.85	-11,312.82	-3,614.49	-22,607.81
Net Income	-8,398.00	-2,209.85	-11,312.82	-3,614.49	-22,607.81
Basic and diluted loss per common share	(0.00011)	(0.00016)	(0.00015)	(0.00026)	(0.00030)
Weighted average number of common shares outstanding Basic and Diluted	75,376,000	13,673,000	75,376,000	13,673,000	75,376,000

The accompanying notes are an integral part of these financial statements

Table of Contents	F-28

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

 Statement of Cash Flows

	Jan - Jun 14	Jan - Jun 13	Cummulative from February 15, 2012 (Inception) to June 30, 2014
OPERATING ACTIVITIES
Net Income	-11,313.00	-3,614.49	-22,607.81
Adjustments to reconcile Net Income to net cash provided by operations:
Share-based compensation	3,904.00	700.00	7,004.00
Changes in assets and liabilities:
Accounts Payable	-332.00	2,818.49	1,342.81
Net cash provided by Operating Activities	-7,741.00	-96.00	-14,261.00
FINANCING ACTIVITIES
Net proceeds from issuance of common Stock	11,940.00	0.00	18,551.00
Net cash provided by Financing Activities	11,940.00	0.00	18,551.00
Net cash increase for period	4,199.34	-96.00	4,290.00
Cash at beginning of period	91.00	97.00
Cash at end of period	4,290.00	1.00	4,290.00

The accompanying notes are an integral part of these financial statements

Table of Contents	F-29

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Stockholder’s Equity

				Deficit
				accumulated
			Additional	during
	Common Stock		Paid-in	development	Stockholder's
	Shares	Amount	Capital	stage	Equity

Balance at February 15, 2012 (Inception)	—	$—	$—	$—	$—

Share issued in 2012	13,673,000	1,367	1,506	—	2,873

Net loss for the period	—	—	—	(3,268)	(3,268)

Ending balance December 31, 2012	13,673,000	$1,367	$1,506	$(3,268)	$(395)

Share issued in 2013	21,469,000	2,147	4,691	—	6,838

Net loss for the period	—	—	—	(8,027)	(8,027)

Balances, December 31, 2013	35,142,000	$3,514	$6,197	$(11,295)	$(1,584)

Share issued from January 1, 2014 through June 30, 2014	40,234,000	4,023	11,818	—	15,842

Net loss for the period	—	—	—	(11,313)	(11,313)

Ending balance June 30, 2014	75,376,000	$7,537	$18,015	$(22,608)	$2,945

The accompanying notes are an integral part of these financial statements

Table of Contents	F-30

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 1 - UNAUDITED INFORMATION

The balance sheet of American Renaissance Capital, Inc. (the “Company”) as of June 30, 2014, and the statements of operations for the three-month period ended June 30, 2014, have not been audited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments), which are necessary to properly reflect the financial position of the Company as of June 30, 2014, and the results of operations for the six months ended June 30, 2014.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading.  Interim period results are not necessarily indicative of the results to be achieved for an entire year.  These financial statements should be read in conjunction with the audited financial statements and notes to financial statements as of December 31, 2013 and calendar year then ended.

NOTE 2 - NATURE OF BUSINESS

The Company was formed under the laws of the state of California on February 15, 2012, under the name Afriwealth, LLC. In April 2014, the company decided by the vote of its management and majority shareholder to convert to a C corporation with authorization to issue 1,000,000,000 shares of common stocks. In June of 2014, the company changed its business name to AMERICAN RENAISSANCE CAPITAL, INC.

American Renaissance Capital, Inc. (hereinafter the “Company”) has limited operations and is developing a business plan to focus on business process improvement and owning and holding investments in community-anchored real estate, properties and businesses in California and US. The company’s business plan focuses on (1) acquiring, rehabilitating and reutilizing dilapidated or abandoned properties; (2) acquiring and restructuring troubled businesses; (3) socially conscious venture capital activities; (4) opportunistic private equity activities; (5) job-creating and community-empowering investments; and (6) general business-process-improvement through partnerships, mergers and acquisitions, (re)capitalizations and investments. The social goals of the Company’s businesses and investments are to build healthier and stronger communities by financially empowering communities, individuals, and families through education, job-opportunities, credits, and wealth-accumulation strategies that help employees and stakeholders to impact lives in the communities while helping stakeholder to build prosperous and sustainable communities. The Company is based in Los Angeles, California. To date, the Company’s business activities have been limited to organizational matters, research of public and private available-for-sale community-based businesses, and raising capital. The Company is considered a development stage company and has not yet realized any revenues from its planned operations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has incurred losses in all periods since its inception and expects to continue to incur additional losses for the foreseeable future. As of June 30, 2014, the Company had an accumulated deficit of $22,608.

Development Stage Company

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Table of Contents	F-31

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Negative cash balances (bank overdrafts) are reclassified on the balance sheet to “Other current liabilities.” The Company has $4,290 in cash and cash equivalents at June 30, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. This process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements.

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

During the period January 1, 2014 through June 30, 2014, the company recorded share-based compensation comprising of (1) 21,600,000 shares of common stock to the company’s officers and directors for services rendered during the period; (2) 2,240,000 shares of common stocks to five non-employees and consultants for services rendered during the period; and (3) 15,200,000 to three organizations controlled by the company’s CEO and Managing Director for services rendered to the company during the period. The par value of shares issued was expensed for the period. Accordingly, the recognition of these transactions were shown on accompanying Statement of Cash Flow as expenses (cash flow from operating activities) and the exact amount was also recorded as Common Stock (cash flow from financing activities).

Sale and Repurchase of Common Stock

Sales of Common Stock for Cash: We account for common stock sales for cash under the par value method. Common Stock account is credited for the number of shares sold times the par value per share, and the Paid in Capital account is credited for the remainder.

Treasury Stock Repurchase: We account for repurchased common stock under the cost method and include such Treasury stock as a component of our Common shareholders’ equity. Retirement of Treasury stock is recorded as a reduction of Common stock and Additional paid-in capital at the time such retirement is approved by our Board of Directors.

Receivables from Sale of Stock: Receivables from the sale of capital stock constitute unpaid capital subscriptions and are reported as deductions from stockholders' equity, rather than as assets.

However, a receivable from the sale of stock to officers or directors may be reflected as an asset if the receivable was paid in cash before the financial statements were issued and the payment date is disclosed in a note to the financial statements.

Expenses of Offering: Specific incremental costs directly attributable to an offering of securities are deferred and applied to the gross proceeds of the offering through additional paid-in capital. Management salaries and other general and administrative expenses are not included in costs of an offering. Deferred costs of an aborted offering, which would include a postponement of 90 days or greater, are expensed in the period incurred.

The company has no treasury stock and no receivables from sales of stock in the six months that ended June 30, 2014.

Revenue Recognition

The Company recognizes revenue to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received net of discounts, rebates, and sales taxes or duty. The Company follows the guidance of ASC 605 for revenue recognition. The Company recognizes revenues when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The company has no revenue in the six months that ended June 30, 2014.

Comprehensive Income

The Company adopted SFAS No. 130, “Reporting Comprehensive Income,” which requires that an enterprise report, by major components and as a single total, the changes in equity.  There were no comprehensive income items for the six months that ended June 30, 2014. The firm did not have any adjustments that would have made comprehensive income different from net income.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Selling, General and Administrative Expenses

Selling, general and administrative expenses include general operating expenses, costs incurred for activities which serve securing sales, administrative and advertising expenses.

Start-Up Costs

In accordance with ASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

As of January 1, 2013, the Company had analyzed its filing positions in each of the federal and state jurisdictions that required the filing of income tax returns, as well as all open tax years in these jurisdictions. The U.S. federal and California are identified as the “major” tax jurisdictions. Generally, the Company remains subject to Internal Revenue Service examination of their 2012 through 2013 California Franchise Tax Returns. However, the Company has certain tax attribute carry forwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized. Management believed that the income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to the financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, the Company not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Property and Equipment

Property and equipment are stated at cost and consist solely of computer equipment. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets and starts when the asset is available for use as intended by management. When significant parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate components of property, plant and equipment. Land is not depreciated. The useful lives of tangible fixed assets are as follows:

•	Buildings	33 to 50 years
•	Permanent installations	3 to 25 years
•	Machinery and equipment	3 to 14 years
•	Furniture, fixtures, equipment and vehicles	5 to 10 years
•	Leasehold improvements	Over the term of the lease

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other operating income” or “Other operating expenses” in the income statement. Residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Earnings (Loss) per Share

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the annual and interim income statement and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period.

The Company’s dilutive loss per share is computed by taking basic EPS and adjusting for the assumed issuance of all potentially dilutive securities such as options, warrants, share-based payments, convertible debt and convertible preferred stock for each period since they were issued. This is calculated by dividing net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding during the six months that ended June 30, 2014.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2014.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at June 30, 2014. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the six months that ended June 30, 2014.

Investing & Lending

The company intends to invest through loans and equity in targeted community-anchored businesses, properties and other viable assets. These investments and loans are short-term and long-term in nature. The firm makes investments in debt securities and loans, public and private equity securities, and real estate. As at June 30, 2014, the Company owns and holds no investments.

Research and Development

Research and development costs are expensed as incurred.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Table of Contents	F-36

AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 4 - INCOME TAXES

As of June 30, 2014, the Company had a net operating loss carry forward of $22,608 that may be available to reduce future years’ taxable income through 2033.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	June 30, 2014	December 31, 2013	December 31, 2012
Deferred tax assets:	-	-	-
Net Operating tax carry-forwards	$22,608	$11,295	3,268
Gross deferred tax asset	22,608	11,295	3,268
Valuation allowance	-22,608	-11,295	-3,268
Net deferred tax assets	—	—	—

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. Due to the change in ownership provisions of the Income Tax laws of the United States, net operating loss carry forwards of approximately $22,608 for federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years. As the realization of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 5–NET OPERATING LOSSES

As of June 30, 2014, the Company has a net operating loss carry-forward of approximately $22,608, which will expire 20 years from the date the loss was incurred.

NOTE 6 - STOCKHOLDERS’ EQUITY

The Company was formed as a limited liability company and resolved in April 2014 to convert to a California corporation with one class of common stock, no par value and is authorized to issue 1,000,000,000 common shares and no preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

During the six months that ended June 30, 2014, the Company issued shares of its common stock to entities and persons as follow:

January 12, 2014

On January 12, 2014, the Company awarded to American Community Capital, LP, a Los Angeles based firm, 10,000,000 shares of the Company common stock with a par value of $0.0001 for services rendered. The Company issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities will bear a restrictive legend.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 6 - STOCKHOLDERS’ EQUITY (CONT’D)

March 30, 2014

On March 30, 2014, the Company made share awards, in exchange for cash and services, to the following entities and persons:

•	2,500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
•	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
•	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Roy Watson for services rendered; and

June 16, 2014

On June 16, 2014, the Company made share awards, in exchange for cash and services, to the following entities and persons:

•	2,000,000 shares of common stock with a par value of $0.0001 were awarded to Los Angeles Community Capital for services rendered;
•	1,000,000 shares of common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered;
•	2,000,000 shares of common stock with a par value of $0.0001 were awarded to Poverty Solutions, Inc. for services rendered;
•	17,500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
•	100,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Roy Watson for services rendered;
•	500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
•	500,000 shares of common stock with a par value of $0.0001 were awarded to Dr. Solomon KN Mbagwu for services rendered;
•	500,000 shares of common stock with a par value of $0.0001 were sold to Dr. Solomon KN Mbagwu for $5,000 at $0.01 per share;
•	267,400 shares of common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $2,674 at $0.01 per share;
•	76,600 shares of common stock with a par value of $0.0001 were sold to Mr. Frank Igwealor for $766 at $0.01 per share;
•	350,000 shares of common stock with a par value of $0.0001 were sold to American Biopharmaceutical Holdings, Inc. for $3,500 at $0.01 per share;
•	500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Azuka L. Uzoh, Esq for services rendered;
•	500,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Cherokee Lavalley for services rendered;
•	100,000 shares of common stock with a par value of $0.0001 were awarded to Life is Networking Knowledge for services rendered;
•	10,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Perpetual Emeana for services rendered;
•	10,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Godwin Obele for services rendered;
•	100,000 shares of common stock with a par value of $0.0001 were awarded to Pink Lotus Healthcare for services rendered;
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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

 NOTE 6 - STOCKHOLDERS’ EQUITY (CONT’D)

•	100,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Tahir Wilson for services rendered;
•	100,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Martin Nwaege for services rendered;
•	500,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Justin Hillian for services rendered;
•	200,000 shares of common stock with a par value of $0.0001 were awarded to Ms. Chinazor V. Ezembaji for services rendered;
•	200,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Emeka Gabriel Okeke for services rendered; and
•	20,000 shares of common stock with a par value of $0.0001 were awarded to Mr. Tony Luu for services rendered.

A total of 40,234,000 shares of common stocks were issued by the company during the period January 1 2014 through June 30, 2014. These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

As of June 30, 2014, the Company’s common stock outstanding was 75,376,000.

NOTE 7 - RELATED PARTY TRANSACTIONS

The managing member, CEO and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company is formulating a policy for the resolution of such conflicts.

Since inception, the company’s principal shareholder has advanced the Company most of the money it uses to fund working capital expenses. This advance is unsecured and does not carry an interest rate or repayment terms; however, its principal shareholder has orally agreed for this advance to be capitalized into common stock or additional paid-in capital at the end of every year.

As of June 30, 2014, the Company has no obligation to related parties. The company has a practice of converting related parties’ obligation into member’s capital account by subscription at the end of every reportable period.

The Company does not own any property. It currently shares a leased office with two other organizations that are affiliated to its principal shareholder at 3699 Wilshire Blvd., Suite 530, Los Angeles, California 90010. Its principal shareholder and seasonal staff use this location. The approximate cost of the shared office space varies between $322 and $400 per month. The Company recorded rent expense of $2,292 for the six months ended June 30, 2014.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 8 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the first and second quarters going forward. We cannot provide any assurance or guarantee that we will be able to generate revenues. Potential investors must be aware if the Company were unable to raise additional funds through the sale of our common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from February 15, 2012 (inception) to June 30, 2014 of $22,608. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9 – FAIR VALUE

The Company adopted Financial Accounting Standards ("SFAS") ASC 820 Measurements and Disclosures, for assets and measured at fair value on a recurring basis. The ASC 820 had no effect on the Company's financial.  ASC 820 accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;
•	Establishes a three-level hierarchy (the “Valuation Hierarchy") for fair value measurements;
•	Requires consideration of the Company's creditworthiness when valuing liabilities; and
•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument's categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the Valuation Hierarchy and the distribution of the Company's financial assets within it are as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Certain financial instruments are carried at cost on the balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash and cash equivalents, accounts receivable, accrued expenses and other liabilities and deferred revenue.

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AMERICAN RENAISSANCE CAPITAL, INC.

(A Development Stage Company)

Notes to the Unaudited Interim Financial Statements

June 30, 2014

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company has no real property and do not presently owned any interests in real estate. 20% of the total office space was allocated for its office use and the rent was shared with two other related organizations controlled by the director. At present, there is no written lease with the landlord and the rent is on a month-to-month basis. The Company’s executive, administrative and operating offices are located at 3699 Wilshire Blvd., Suite 530, Los Angeles, CA 90010.

Management believed that the current facilities are adequate and that any additional suitable space will be available as maybe required. The anticipated rental obligation for office space through the remainder of 2014 is $2,292.

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2013 through August 29, 2014.

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

In the even that we or the selling stockholder decide to engage or authorize any dealer, salesperson or person to effect transactions in this offering, such dealer, person or persons must comply with the requirements of item 502(b) of Regulation S-K.

Dealer Prospectus Delivery Obligation

Through and including                 , 2014 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment, or subscription.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$30,000.00
SEC Filing Fee*	644.00
Blue sky fees and expenses*	500.00
Miscellaneous*	200.00
TOTAL	$31,344.00

*  Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our bylaws providing for indemnification of our officers and directors as follows: “The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.” The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the Corporation and its stockholders through bylaw provision or through agreement with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporation Code, subject to the limits of such excess indemnification set forth 204 of the Corporation Codes.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the California Corporation’s Code.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

We are authorized to issue up to 1,000,000,000 shares, no par value, of common stock. Since February 15, 2012 (inception), we have issued/sold 75,376,000 shares of our common stocks, which we did not register under the Securities Act of 1933, as amended in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. While a small number of the shares were issued in exchange for cash or debt forgiveness, majority of the were issued in exchange for services rendered to the organization as shown below:

December 30, 2012

On December 30, 2012, the Company awarded to Mr. Frank Igwealor, the company’s President and CEO, 10,000,000 shares of the Company common stock with a par value of $0.0001 for services rendered. The company also issued 145,000 shares of the Company common stock to Mr. Igwealor in exchange for forgiveness of debt of $145 related to office-supply expense reimbursement the company owed him. The Company also made share awards, in exchange for cash and services, to the following entities and persons:

·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Los Angeles Community Capital for services rendered;
·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered; and
·	1,528,000 shares of the Company common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $1,528.

We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. When printed, these securities will bear a restrictive legend.

April 30, 2013

The Company made share awards, in exchange for cash and services, to the following entities and persons:

•	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
•	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Aliyu Ahmed for services rendered;
•	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Ambrose Egbuonu for services rendered;
•	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Creas Nwokeabia for services rendered;
•	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Ms. Jenita McClinton for services rendered; and
•	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Ms. Jannette Reese for services rendered.

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We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. When printed, these securities will bear a restrictive legend.

December 30, 2013

On December 30, 2013, the Company made share awards, in exchange for cash and services, to the following entities and persons:

·	10,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to American Biopharmaceutical Holdings, Inc. for services rendered;
·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered; and
·	1,719,000 shares of the Company common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $3,438.
·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to American Community Capital, LP. for services rendered; and
·	750,000 shares of the Company common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $1,500.

We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. When printed, these securities will bear a restrictive legend.

As of December 31, 2013 and 2012, there are 35,142,000 and 13,673,000 shares of the Company common stock outstanding respectively.

January 12, 2014

On January 12, 2014, the Company awarded to American Community Capital, LP, a Los Angeles based firm, 10,000,000 shares of the Company common stock with a par value of $0.0001 for services rendered. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. When printed, these securities will bear a restrictive legend.

March 30, 2014

On March 30, 2014, the Company made share awards, in exchange for cash and services, to the following entities and persons:

·	2,500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Roy Watson for services rendered; and

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June 16, 2014

On June 16, 2014, the Company made share awards, in exchange for cash and services, to the following entities and persons:

·	2,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Los Angeles Community Capital for services rendered;
·	1,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Goldstein Franklin, Inc. for services rendered;
·	2,000,000 shares of the Company common stock with a par value of $0.0001 were awarded to Poverty Solutions, Inc. for services rendered;
·	17,500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Frank Igwealor for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Roy Watson for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Kareem Davis for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Dr. Solomon KN Mbagwu for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were sold to Dr. Solomon KN Mbagwu for $5,000 at $0.01 per share;
·	267,400 shares of the Company common stock with a par value of $0.0001 were sold to Poverty Solutions, Inc. for $2,674 at $0.01 per share;
·	76,600 shares of the Company common stock with a par value of $0.0001 were sold to Mr. Frank Igwealor for $766 at $0.01 per share;
·	350,000 shares of the Company common stock with a par value of $0.0001 were sold to American Biopharmaceutical Holdings, Inc. for $3,500 at $0.01 per share;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Azuka L. Uzoh, Esq for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Ms. Cherokee Lavalley for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Life is Networking Knowledge for services rendered;
·	10,000 shares of the Company common stock with a par value of $0.0001 were awarded to Ms. Perpetual Emeana for services rendered;
·	10,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Godwin Obele for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Pink Lotus Healthcare for services rendered;
·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Tahir Wilson for services rendered;
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·	100,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Martin Nwaege for services rendered;
·	500,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Justin Hillian for services rendered;
·	200,000 shares of the Company common stock with a par value of $0.0001 were awarded to Ms. Chinazor V. Ezembaji for services rendered;
·	200,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Emeka Gabriel Okeke for services rendered; and
·	20,000 shares of the Company common stock with a par value of $0.0001 were awarded to Mr. Tony Luu for services rendered.

From February 15, 2012 (inception) to June 30, 2014, the company has issued a total of 75,376,000 shares of its common stocks to shareholders. As at June 30, 2014, the company has 75,376,000 shares of its common stocks issued and outstanding. These share issuance were in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

(b) USE OF PROCEEDS

We spent and are spending a portion of the proceeds from above transactions to pay for legal and accounting expenses associated with this prospectus and the balance of the proceeds have been applied to office rent and overhead attributable to the development of our business.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

(a) DESCRIPTION OF EXHIBITS

The firm of Dave Banerjee CPA, an Accountancy Corporation operating from their offices located at 6301 Owensmouth Avenue, Suite 750, Woodland Hills, CA 91367, given on the authority of such firm as experts in accounting and auditing.

Azuka L. Uzoh, Esq. of the Law Office of Azuka L. Uzoh, 1930 Wilshire Blvd., Suite 1216, Los Angeles, California 90057, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

EXHIBIT 3.1

Articles of Incorporation with Statement of Conversion of American Renaissance Capital, Inc. dated June 15, 2014.

EXHIBIT 3.2

Bylaws of American Renaissance Capital, Inc. approved and adopted on August 1, 2012.

EXHIBIT 3.3

Code of Ethics of American Renaissance Capital, Inc., approved and adopted on August 1, 2012.

EXHIBIT 5.1

Opinion of Azuka L. Uzoh, Esq. of the Law Office of Azuka L. Uzoh, dated June 24, 2014, regarding the legality of the securities being registered.

EXHIBIT 23.1

Consent of Azuka L. Uzoh, Esq. of the Law Office of Azuka L. Uzoh, dated June 24, 2014, regarding the use in this registration statement of his opinion regarding the legality of the securities being registered. (See Exhibit 5.1)

EXHIBIT 23.2

Consent of the Accountancy Corporation, Dave Banerjee CPA, dated July 8, 2014, regarding the use in this registration statement of its report of the auditors and financial statements of American Renaissance Capital, Inc. for the period from February 15, 2012 (inception) through December 31, 2013.

(b) EXHIBITS INDEX

Exhibit Number	Name/Identification of Exhibit
3.1*	Articles of Incorporation
3.2*	Bylaws
3.3*	Code of Ethics
5.1*	Opinion re: Legality and Consent of Counsel
23.1*	Consent of Legal Counsel (contained in exhibit 5.1)
23.2*	Consent of the Accountancy Corporation, Dave Banerjee CPA
*	Filed with initial filing.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
2.	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
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(h)	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on October 27, 2014.

AMERICAN RENAISSANCE CAPITAL, INC.

/s/ Frank Igwealor	/s/ Solomon KN Mbagwu
Frank Igwealor, JD, CPA, CMA, MBA	Dr. Solomon KN Mbagwu, MD
President and CEO, Principal Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer, Director & Secretary October 27, 2014	Executive Chairman & Director October 27, 2014

/s/ Janet Allen	/s/ Martin Nwaege
Janet Allen, CPA	Martin Nwaege
Vice President and Chief Financial Officer October 27, 2014	Financial Controller October 27, 2014

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Frank Igwealor	/s/ Solomon KN Mbagwu
Frank Igwealor, JD, CPA, CMA, MBA	Dr. Solomon KN Mbagwu, MD
President and CEO, Principal Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer, Director & Secretary October 27, 2014	Executive Chairman & Director October 27, 2014

/s/ Janet Allen	/s/ Martin Nwaege
Janet Allen, CPA	Martin Nwaege
Vice President and Chief Financial Officer	Financial Controller
October 27, 2014	October 27, 2014

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